CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

LICENSE AGREEMENT

by and between

FIRST WAVE BIO INC.

and

AZURRX BIOPHARMA INC.

Dated as of December 31, 2020

EXHIBITS

Exhibit 1.14
AzurRx Background Patents as of the Effective Date
Exhibit 1.33
Compound
Exhibit 1.60
FWB Background Patents as of the Effective Date
Exhibit 2.1
JSC Representatives
Exhibit 3.4.2
Form of Development Activities Report
Exhibit 7.1.2
Form of Manufacturing Report
Exhibit 10.4
Press Release
Exhibit 11.2.8
Known Researchers Working in the Field as of the Effective Date

This LICENSE AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2020 (the “Effective Date”) by and between First Wave Bio, Inc., a biopharmaceutical company, having a principal place of business at First Wave Bio, Inc., P.O. Box 7805, Ann Arbor, MI 48107 (“FWB”), and AzurRx Biopharma, Inc., a biopharmaceutical company, having a principal place of business at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445 (“AzurRx”). Each of FWB and AzurRx is referred to individually as a “Party” and collectively as the “Parties.”

Recital

WHEREAS, FWB has under development precision therapies containing the Compound (as defined below) that are intended to be used in the Immune Checkpoint Inhibitor-Associated Colitis (“ICI-AC”) Field and the Severe Acute Respiratory Syndrome Coronavirus 2 (“COVID”) Field (as defined below);

WHEREAS, AzurRx, either directly or with or through its Affiliates, has the capability to further develop, manufacture and commercialize the Product (as defined below);

WHEREAS, both FWB and AzurRx desire to enter into an agreement for AzurRx to have exclusive development, manufacture and commercialization rights for the Product in the Territory (as defined below), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.
 DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

Section 1.1 “AAA” shall have the meaning set forth in Section 15.2.1(b).

Section 1.2 “AAA Rules” shall have the meaning set forth in Section 15.2.1(b).

Section 1.3 “Accountant” shall have the meaning set forth in Section 6.11.

Section 1.4 “Acquisition” shall have the meaning set forth in Section 14.2.

Section 1.5 “Adverse Event” shall mean (a) any finding from tests of the applicable Product in laboratory animals or in vitro that suggests a significant risk for human subjects including reports of mutagenicity, teratogenicity or carcinogenicity or (b) any undesirable, untoward or noxious event or experience associated with the clinical, commercial or other use or occurring following administration of the applicable Product in humans, occurring at any dose, whether expected or not, and whether considered related to or caused by the applicable Product or not, including such an event or experience as occurs in the course of the use of the applicable Product in professional practice, in a Clinical Trial, from overdose, whether accidental or intentional, from abuse, from withdrawal, or from a failure of expected pharmacological or biological therapeutic action of the applicable Product, and including those events or experiences that are required to be reported to the FDA under 21 C.F.R. Sections

312.32 or 314.80 or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States.

Section 1.6 “Affiliate” shall mean, with respect to a particular person or entity, a Person that controls, is controlled by, or is under common control with such person or entity. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise. For clarity, this definition is intended to cover Persons who may become Affiliates after the Effective Date.

Section 1.7 “Agreement” shall have the meaning set forth in the preamble hereto.

Section 1.8 “ANDA Act” shall have the meaning set forth in Section 9.3.1.

Section 1.9 “Applicable Law” shall mean all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the activities contemplated by this Agreement.

Section 1.10 “Arbitration Notice” shall have the meaning set forth in Section 15.2.1(a).

Section 1.11 “Arbitrators” shall have the meaning set forth in Section 15.2.1(b).

Section 1.12 “AzurRx” have the meaning set forth in the preamble hereto.

Section 1.13 “AzurRx Background IP” shall mean any and all Know-How or Patents that are (a) Controlled by AzurRx or its Affiliates as of the Effective Date or independent of this Agreement during the Term, and (b) necessary or reasonably useful to Exploit any Product.

Section 1.14  “AzurRx Background Patents” shall mean Patents within the AzurRx Background IP. AzurRx Background Patents existing as of the Effective Date are listed in Exhibit 1.14.

Section 1.15 “AzurRx Program Patent” shall mean any and all Patents filed based on inventions, discoveries or other know-how that are invented, conceived, discovered, developed or otherwise made, whether independently or jointly, by or on behalf of AzurRx (or its Affiliates or its or their Sublicensees) in connection with activities conducted under this Agreement and any Related Agreements.

Section 1.16 “AzurRx Regulatory Documentation” shall have the meaning set forth in Section 4.5.

Section 1.17 “Background IP” shall mean FWB Background IP or AzurRx Background IP, as applicable.

Section 1.18 “Background Patents” shall mean FWB Background Patents and AzurRx Background Patents.

Section 1.19 “Breaching Party” shall have the meaning set forth in Section 13.2.1.

Section 1.20 “Business Day” shall mean a day other than (a) a Saturday or Sunday, or (b) a bank or other public or federal holiday in San Francisco, California, United States or New York, State of New York, United States.

Section 1.21 “Calendar Quarter” shall mean each of the successive three (3)-month periods ending on March 31, June 30, September 30 and December 31 of any given Calendar Year, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the first to occur of March 31, June 30, September 30 and December 31 after the Effective Date and the last Calendar Quarter of the Term shall end on the last day of the Term.

Section 1.22 “Calendar Year” shall mean any period beginning on January 1 and ending on the immediately following December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on the December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on the January 1 of the year in which the Term ends and the end on the last day of the Term.

Section 1.23 “cGCP” shall mean the then current Good Clinical Practice requirements promulgated or endorsed for the United States by the FDA and its equivalent in other countries or regulatory jurisdictions, each as may be amended from time to time.

Section 1.24 “cGLP” shall mean the then current Good Laboratory Practice requirements promulgated or endorsed for the United States by the FDA and its equivalent in other countries or regulatory jurisdictions, each as may be amended from time to time.

Section 1.25 “cGMP” shall mean the then current Good Manufacturing Practice requirements promulgated or endorsed for the United States by the FDA and its equivalent in other countries or regulatory jurisdictions, each as may be amended from time to time.

Section 1.26 “Challenge” shall mean any request for, or filing or declaration of, or commencement or maintenance of any action involving any interference, opposition, challenges as to ownership, assertions of invalidity, unenforceability, or unpatentability, revocation or reexamination or cancellation, nullity or similar proceeding relating to any of FWB’s Patents, or based on any of the foregoing, challenging or withholding any payment under this Agreement, in each case of the foregoing in any lawsuit or any other civil or administrative proceeding, or in connection with making of any claim or counterclaim, before any court, tribunal, agency or Governmental Authority anywhere in the world, including citing prior art pursuant to 35 U.S.C. §122 or §301, filing a request for re-examination of any of FWB’s Patents pursuant to 35 U.S.C. §302 or §311, filing a petition to request an inter partes review of FWB’s Patents pursuant to 35 U.S.C. §311, or filing a petition to request a post-grant review of FWB’s Patents pursuant to 35 U.S.C. §321, in each case except as asserted (i) in response to, or (ii) as a defense or counterclaim in, an action for infringement of such FWB Patent brought by or on behalf of FWB, its Affiliates, or a Third Party licensee of either of the foregoing.

Section 1.27 “Clinical Trials” shall mean any tests and studies of pharmaceutical products in human subjects or that constitute observational clinical studies.

Section 1.28 “CMC” shall mean Chemistry and Manufacturing Controls.

Section 1.29 “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.30 “Commercialization” shall mean any and all activities directed to the preparation for sale of, the offering for sale of, or sale of the Products in the Field in the Territory, including activities related to marketing, promoting, distributing, importing and establishing pricing and reimbursement with respect to the Products, as well as interacting with Regulatory Authorities regarding any of the foregoing, but excluding Development and Manufacturing. When used as a verb, “to Commercialize” and “Commercializing” shall mean to engage in Commercialization, and “Commercialized” shall have a corresponding meaning.

Section 1.31 “Commercialization Plan and Budget” shall have the meaning set forth in Section 5.1.

Section 1.32 “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended, or considerations to be undertaken, by AzurRx with respect to any objective, activity or decision to be undertaken under this Agreement with respect to a Product, the level of efforts and resources commonly dedicated with the usual practices of a similarly situated biopharmaceutical company in the development, manufacture, and commercialization of a pharmaceutical product controlled by it, which is at a similar stage of research, development, or commercialization, is in a similar therapeutic and disease area, and is of similar market potential, taking into account such Product’s: (i) profile of efficacy and safety; (ii) regulatory status, including anticipated or approved labeling and anticipated or approved post-approval requirements; (iii) present and future market and commercial potential, including competitive market conditions and the expected and actual profitability and return on investment; and (iv) the expected and actual competitiveness of alternative products (including generic or biosimilar products) under development or sold in the marketplace.

Section 1.33  “Compound” shall mean FWB’s proprietary formulations of niclosamide as set forth in Exhibit 1.33.

Section 1.34 “Compulsory Sublicense” means, with respect to a Product in a country, a license or sublicense granted to a Third Party (a “Compulsory Licensee”) through the order, decree, or grant of a Governmental Authority in such country, authorizing such Compulsory Licensee to make, use, sell, offer for sale, import, or otherwise Commercialize such Product in such country. A Compulsory Licensee shall not be deemed to be a Sublicensee.

Section 1.35  “Confidential Information” shall mean, all non-public or proprietary Information disclosed by a Party (“Disclosing Party”) to the other Party (“Receiving Party”) under this Agreement, which may include ideas, inventions, discoveries, concepts, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, inventories, machines, techniques, development, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, regulatory documentation, information and submissions pertaining to or made in association with Regulatory Materials, data (including pharmacological, toxicological, and clinical data, raw data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions), devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, without regard as to whether any of the foregoing is marked “confidential” or “proprietary,” or disclosed in oral, written, graphic, or electronic form; provided, however, “Confidential Information” shall not include any information that (1) can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s or its Affiliates’ possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information; (2) is or becomes part of the public domain through no fault, wrongful act or negligence of the Receiving Party or its Affiliates; (3) can be demonstrated by documentation or other competent proof to have been independently developed by or for the Receiving Party or its Affiliates without use of, reliance on or reference to the Disclosing Party’s Confidential Information; or (4) the Receiving Party or its Affiliate subsequently obtains from a Third Party that is not bound by any confidentiality obligation with respect to such information. Confidential Information will include derivative information prepared by or on behalf of Receiving Party (such as notes, drawings, plans, projections, analyses, records and materials) that incorporates or reflects and also include the terms and conditions of this Agreement.

Section 1.36 “Control” or “Controlled” shall mean, with respect to any item of Know-How, Regulatory Materials, material, Patent or other intellectual property right, possession of the right, directly or indirectly, and whether by ownership, license, covenant or otherwise (other than by operation of the licenses and other rights granted in Section 4.5, Section 8.1 and Section 8.2), to grant a license, sublicense, covenant or other right to or under such item of Know-How, Regulatory Materials, material, Patent or other intellectual property right as provided for herein without violating an agreement with a Third Party.

Section 1.37 “Cover” or “Covered” or “Covering” shall mean, with respect to a particular subject matter at issue and a relevant Patent, that the manufacture, use, sale, offer for sale, or importation of the subject matter would fall within the scope of a claim in such Patent.

Section 1.38 “COVID Field” means the diagnosis, prevention or treatment of Severe Acute Respiratory Syndrome Coronavirus 2 in humans.

Section 1.39 “Development” shall mean, with respect to the Compound or the Products, any and all activities, whether before, on or after First Commercial Sale of the Products, directed to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, Manufacturing process development, Manufacturing scale-up, qualification and validation, quality assurance/quality control development, Clinical Trials, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful for, or otherwise requested, required or recommended by a Regulatory Authority, Governmental Authority or other payor as a condition or in support of obtaining, maintaining or expanding Regulatory Approval. When used as a verb, “Develop” shall mean to engage in Development.

Section 1.40 “Disclosing Party” shall have the meaning set forth in Section 1.35.

Section 1.41 “Dispute” shall have the meaning set forth in Section 15.2.

Section 1.42 “Dollars” or “$” shall mean U.S. Dollars.

Section 1.43 “Drug Approval Application” shall mean a New Drug Application as defined in the FFDCA, or any corresponding foreign application in the Territory, including with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national approval procedure.

Section 1.44 “Effective Date” shall have the meaning set forth in the preamble hereto.

Section 1.45 “EMA” shall mean the European Medicines Agency or any successor agency thereto.

Section 1.46 “Emergency Use Authorization” shall mean the FDA’s Regulatory Approval of the use of a Product for an emergency indication in the US and any analogous provisions in any other Major Country.

Section 1.47 “EU Big 4” shall mean France, Italy, Spain and Germany.

Section 1.48 “European Union” or “EU” shall mean the countries that are the member states of the European Union as constituted from time to time.

Section 1.49 “Excluded Claim” shall have the meaning set forth in Section 15.2.1(a).

Section 1.50 “Existing Product” shall have the meaning set forth in Section 1.91.

Section 1.51 “Exploit” shall mean to make, have made, import, use, sell or offer for sale, including to Develop, Commercialize, Manufacture, register, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, have distributed, promote, market or have sold or otherwise dispose of a product or a process, and “Exploitation” means the act of Exploiting a product or process.

Section 1.52 “FCPA” shall have the meaning set forth in Section 16.6.

Section 1.53 “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto.

Section 1.54 “FFDCA” shall mean the United States Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

Section 1.55 “Field” shall mean the ICI-AC Field and the COVID Field.

Section 1.56 “First Commercial Sale” shall mean, with respect to a country in the Territory and a Product, the first sale of such Product for use or consumption by the general public (and excluding research or educational use, charitable or compassionate use, and indigent care) by a Party or its Affiliate or Sublicensee to a Third Party in such country after all Regulatory Approvals have been obtained in such country.

Section 1.57 “Force Majeure” shall have the meaning set forth in Section 16.1.

Section 1.58 “FWB” shall have the meaning set forth in the preamble hereto.

Section 1.59 “FWB Background IP” shall mean any and all Know-How or Patents that are (a) related to the Compound in the Field in the Territory, (b) Controlled by FWB or its Affiliates as of the Effective Date or developed independent of this Agreement during the Term, and (c) necessary or reasonably useful to Exploit the Existing Product in the Field in the Territory.

Section 1.60 “FWB Background Patents” shall mean Patents within the FWB Background IP. FWB Background Patents existing as of the Effective Date are listed in Exhibit 1.60.

Section 1.61 “FWB Program Patents” shall mean any and all Patents filed based on inventions, discoveries or other know-how that are invented, conceived, discovered, developed or otherwise made, whether independently or jointly, by or on behalf of FWB (or its Affiliates or its or their Sublicensees) in connection with activities conducted under this Agreement and any Related Agreements.

Section 1.62 “FWB Retained Rights” shall have the meaning set forth in Section 8.3.1.

Section 1.63 “Good Practices” shall mean cGCP, cGLP and cGMP.

Section 1.64 “Governmental Authority” shall mean any multi-national, national, federal, state, local, provincial, municipal, or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court, or other tribunal).

Section 1.65 “ICI-AC Field” shall mean the diagnosis, prevention or treatment of ICI-AC in humans.

Section 1.66 “Indemnification Claim Notice” shall have the meaning set forth in Section 12.3.1.

Section 1.67 “Indemnified Party” shall have the meaning set forth in Section 12.3.1.

Section 1.68 “Indemnitees” shall mean FWB Indemnitees or AzurRx Indemnitees.

Section 1.69 “Infringement” shall have the meaning set forth in Section 9.3.1.

Section 1.70 “Infringement Notice” shall have the meaning set forth in Section 9.3.1.

Section 1.71 “Insolvency Event” shall mean, with respect to a Party, any one of the following: (a) a case is commenced by or against either Party under Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within sixty (60) days after the commencement thereof, (ii) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code or any voluntary solvent restructuring), (iii) either Party assigns all or a substantial portion of its assets for the benefit of creditors (for clarity, excluding the grant of any security interest under such assets under a loan agreement or similar agreement), (iv) a receiver or custodian is appointed for either Party’s business, or (v) a substantial portion of either Party’s business is subject to attachment or similar process; then, in any such case ((i), (ii), (iii), (iv) or (v)), the other Party may terminate this Agreement upon written notice to the extent permitted under Applicable Law.

Section 1.72 “Joint Program IP” shall have the meaning set forth in Section 9.1.2(b).

Section 1.73 “Joint Program Patents” shall mean the Patents that Cover the Joint Program IP.

Section 1.74 “Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 2.1.

Section 1.75 “Know-How” shall mean all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, discoveries, compounds, compositions, formulations, processes, correspondence, computer programs, documents, apparatus, strategies, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Governmental Authority or Patent Office, data in written, electronic, oral or other tangible or intangible form, and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, and any inventions, improvements, discoveries, and developments included therein, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, but excluding in any event any published Patents.

Section 1.76 “Knowledge” with respect to a Party, means the actual knowledge of such Party after diligent inquiry.

Section 1.77 “Losses” shall have the meaning set forth in Section 12.1.

Section 1.78 “Major Country” shall mean the EU Big 4 and the United Kingdom.

Section 1.79 “Manufacture” and “Manufacturing” shall mean any and all activities directed to the formulation development, production, manufacture, processing, filling, finishing, packaging, labeling, shipping, holding and disposing of the Compound or the Products, or any intermediate thereof, including stability testing, quality assurance, and quality control and interacting with Regulatory Authorities regarding any of the foregoing.

Section 1.80 “NDA” shall mean means a New Drug Application filed with the FDA in conformance with Applicable Law, or the foreign equivalent of any such application in any other country filed with a Regulatory Authority to obtain marketing approval for a pharmaceutical product.

Section 1.81 “Net Sales” shall mean, with respect to any Product, the gross amounts invoiced for sales or other dispositions of such Product by or on behalf of AzurRx or its Affiliates or Sublicensees to Third Parties in the Territory, less the following deductions to the extent included in the gross invoiced sales price for such Product and determined in each case in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) or otherwise directly paid or incurred by AzurRx or its Affiliates or Sublicensees, as applicable, with respect to the sale or other disposition of such Product:

1.81.1 normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of such Product;

1.81.2 credits or allowances given or made for rejection or return of previously sold Products or for retroactive price reductions and billing errors;

1.81.3 rebates and chargeback payments granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), national, state/provincial, local, and other Government Authorities including, their agencies and purchasers and reimbursers, or to trade customers;

1.81.4 taxes, duties, or other governmental charges (including any tax such as a value added or similar tax, other than any taxes based on income) directly levied on or measured by the billing amount for such Product, as adjusted for rebates and refunds;

1.81.5 amounts repaid or credited by reason of rejections, defects, return goods allowance, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs;

1.81.6 the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Product;

1.81.7 gross sales offsets provided to specialty pharmacies, warehousing chains or distributors for their services provided; and

1.81.8 freight, insurance, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced.

Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes. Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of AzurRx, its Affiliates, or Sublicensees, which must be in accordance with U.S. GAAP. For purposes of determining Net Sales, a Product will be deemed to be sold when invoiced. A particular deduction may only be accounted for once in the calculation of Net Sales. Net Sales will exclude any samples of a Product transferred or disposed of at no cost, or cost below AzurRx’s cost of goods for such Product, for promotional, Development, or educational purposes.

In the event a Product is sold as part of a Combination Product in a country, the Parties will negotiate, reasonably and in good faith, an adjustment to Net Sales with respect to the Combination Product in such country to account for any value attributable to active ingredients included in the Combination Product other than the Compound.

For clarity, Net Sales will be calculated on an accrual basis, in a manner consistent with AzurRx’s internal accounting policies, as consistently applied. To the extent any accrued amounts used in the calculation of Net Sales are estimates, such estimates shall be trued-up in accordance with AzurRx’s internal accounting policies, consistently applied, and Net Sales and related payments under this Agreement shall be reconciled as appropriate.

Section 1.82 “Non-Breaching Party” shall have the meaning set forth in Section 13.2.1.

Section 1.83 “Party(ies)” shall have the meaning set forth in the preamble hereto.

Section 1.84 “Patents” shall mean: (a) patents, including any utility or design patent, utility models or petty patents; (b) patent applications, including provisionals, non-provisionals, substitutions, divisionals, continuations, continuations in-part or renewals; (c) patents of addition, restorations, extensions, supplementary protection certificates, registration or confirmation patents, patents resulting from post-grant proceedings, re-issues, and re-examinations; (d) other patents or patent applications claiming priority directly or indirectly to: (i) any such specified patent or patent application specified in (a) through (c), or (ii) any patent or patent application from which a patent or patent application specified in (a) through (c) claim direct or indirect priority; (e) inventor’s certificates; (f) other rights issued from a Governmental Authority similar to any of the foregoing specified in (a) through (e); and (g) in each of (a) through (f), whether such patent, patent application or other right arises in the U.S. or any other jurisdiction in the world.

Section 1.85 “Patent Office” shall mean a Governmental Authority that administers and regulates patents, such as the United States Patent and Trademark Office, or other similar Governmental Authority.

Section 1.86 “Patent Term Extension” shall have the meaning set forth in Section 9.2.4.

Section 1.87 “Person” shall mean any natural person, corporation, partnership, trust, joint venture, limited liability company, Governmental Authority or any other entity or organization.

Section 1.88 “Pharmacovigilance Agreement” shall have the meaning set forth in Section 4.4.

Section 1.89 “Phase 2 Clinical Trial” shall mean a Clinical Trial of a Product conducted by or on behalf of AzurRx, its Affiliates or Sublicensees on a sufficient number of subjects for making (and the principal purpose of which is to make) a preliminary determination as to whether a pharmaceutical product is safe for its intended use and obtaining (and to obtain) sufficient information about such product’s efficacy, in a manner that is generally consistent with 21 C.F.R. § 312.21(b), as amended (or its successor regulation), or a similar clinical study prescribed by the Regulatory Authorities in a country or jurisdiction outside the United States, to permit the design of further Clinical Trials of such Product.

Section 1.90 “Phase 3 Clinical Trial” shall mean a Clinical Trial of a Product with a defined dose or a set of defined doses of such Product and conducted by or on behalf of AzurRx, its Affiliates or Sublicensees on a sufficient number of subjects for ascertaining (and that is designed to ascertain) the overall risk-benefit relationship of the Product for its intended use and determining (and to determine) warnings, precautions, and adverse reactions that are associated with such Product in the dosage range to be prescribed, in a manner that is generally consistent with 21 C.F.R. § 312.21(c), as amended (or its successor regulation), or a similar clinical study prescribed by the Regulatory Authorities in a country or jurisdiction outside the United States, to permit the design of further Clinical Trials of such Product.

Section 1.91  “Product” shall mean any product for use in the Field that constitutes, incorporates, comprises or contains (a) the Compound, whether or not as the sole active ingredient in the formulations existing as of the Effective Date (the “Existing Product”) or (b) any other formulations of niclosamide developed by AzurRx during the Term in the Field in the Territory.

Section 1.92 “Product Labeling” shall mean, with respect to the applicable Product in a country in the Territory, (a) the Regulatory Authority approved full prescribing information for such Product for such country, including any required patient information, and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such Product in such country.

Section 1.93 “Program IP” shall mean the Program Know-How and the Program Patents.

Section 1.94 “Program Know-How” shall mean any and all Know-How, whether or not patentable, that is invented, conceived, discovered, developed or otherwise made, whether independently or jointly, by or on behalf of FWB (or its Affiliates or its or their Sublicensees) or AzurRx (or its Affiliates or its or their Sublicensees) in connection with activities conducted under this Agreement and any Related Agreements. For clarity, Program Know-How excludes any Program Patents.

Section 1.95 “Program Patents” shall mean the FWB Program Patents and the AzurRx Program Patents.

Section 1.96 “Receiving Party” shall have the meaning set forth in Section 1.35.

Section 1.97 “Registrational Trial” shall mean, with respect to a Product, either (a) a Phase 3 Clinical Trial for such Product or (b) Phase 2 Clinical Trial, in each case that, at the time of commencement or thereafter, is expected to provide an adequate basis for the preparation and submission of an NDA to obtain Marketing Approval of such Product in a Major Country.

Section 1.98 “Regulatory Approval” shall mean, with respect to a country in the Territory, the grant of any and all approvals (including approval of Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary for the commercial distribution, marketing or sale of any Product for one or more indications in such country, including, where applicable, (a) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), (b) labeling approval, (c) with respect to the United States, scheduling by the Drug Enforcement Administration, and (d) the satisfaction of all applicable regulatory and notification requirements, but excluding pricing or reimbursement approval in such country.

Section 1.99 “Regulatory Authority” shall mean any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to any Product or the Exploitation thereof in the Territory, including the FDA in the United States and the EMA in the European Union, but excluding any government entities responsible for pricing and reimbursement.

Section 1.100 “Regulatory Exclusivity Period” shall mean, with respect to a country in the Territory, a period of exclusivity granted or afforded by Applicable Law or by a Regulatory Authority in such country that confers data, marketing, or other exclusivity with respect to the applicable Product in such country.

Section 1.101 “Regulatory Materials” shall mean all (a) regulatory submissions, notifications, registrations, licenses, authorizations, applications (including all INDs and Drug

Approval Applications) and approvals (including any Regulatory Approval) and all amendments and supplements to any of the foregoing and (b) correspondence and reports submitted to or received from Regulatory Authorities and all supporting documents with respect thereto, including drug lists, advertising and promotion documents, adverse event files, and complaint files, in each case ((a) and (b)) relating to the Compound or a Product.

Section 1.102 “Regulatory Party” shall mean AzurRx except as may otherwise be agreed in writing by the Parties.

Section 1.103 “Related Agreements” shall mean any other written agreements between the Parties with respect to the Development, Manufacturing, supply or Commercialization of the Compound or the Product, as such agreements may be amended by the Parties from time to time.

Section 1.104 “ROFR Notice” shall have the meaning set forth in Section 14.2.

Section 1.105 “Royalty Term” shall have the meaning set forth in Section 6.4.2.

Section 1.106 “Sublicensee” shall mean, with respect to a Party, any Person, other than an Affiliate, that is granted a sublicense by such Party under the grants in Section 4.5, Section 8.1 or Section 8.2, as applicable.

Section 1.107 “Successful Completion” with respect to a Clinical Trial shall mean achievement of the primary endpoint for such Clinical Trial as determined by consensus of the JSC (or through escalation to arbitration).

Section 1.108 “Sunshine Act” shall have the meaning set forth in Section 16.6.

Section 1.109 “Term” shall have the meaning set forth in Section 13.1.1.

Section 1.110 “Termination Notice” shall have the meaning set forth in Section 13.2.1.

Section 1.111 “Termination Notice Period” shall have the meaning set forth in Section 13.2.1.

Section 1.112 “Territory” shall mean the world.

Section 1.113 “Third Party” shall mean any Person other than FWB, AzurRx and their respective Affiliates.

Section 1.114 “Third Party Claims” shall have the meaning set forth in Section 12.1.

Section 1.115 “Third Party Distributor” shall mean the Third Party distributor to which AzurRx for such country delegates primary responsibility for Commercializing the applicable Product in such country and which purchases such Product from such selling party (or its Affiliate) for resale in such country.

Section 1.116 “Third Party Infringement Claim” shall have the meaning set forth in Section 9.4.

Section 1.117 “Third Party License” shall mean a license with a Third Party entered into by AzurRx or any of its Affiliates on or after the Effective Date in accordance with the terms of this Agreement in consideration of any rights necessary for the Exploitation of any Compound or Product in the Field in the Territory.

Section 1.118 “Third Party Royalties” shall mean royalties payable to a Third Party under a Third Party License.

Section 1.119 “Trigger Event” shall have the meaning set forth in Section 14.2.

Section 1.120 “U.S. GAAP” shall mean generally accepted accounting principles current in the United States, as consistently applied.

Section 1.121 “United States” shall mean the United States of America and its territories and possessions, including the District of Columbia and Puerto Rico.

Section 1.122 “Valid Claim” shall mean, with respect to a particular country in the Territory, a claim of an unexpired FWB Background Patent or any Program Patent in such country Covering the applicable Product or its Exploitation that has not been: (i) revoked or held unenforceable, unpatentable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, or (ii) pending without being allowed for greater than seven (7) years from the filing date or (iii) abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

Section 1.123 “VWAP” shall mean the volume-weighted average price of a share of AzurRx Common Stock on the Nasdaq Capital Market or, if no longer traded on the Nasdaq Capital Market, such other market on which the AzurRx Common Stock is then traded.

ARTICLE II.
GOVERNANCE

Section 2.1 Formation of the Joint Steering Committee. On the Effective Date, the Parties shall establish a joint steering committee (the “JSC”), which shall consist of up to two (2) representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Party appointing him or her with respect to the issues falling within the jurisdiction of the JSC. As of the Effective Date, each Party’s representatives to the JSC are set forth on Exhibit 2.1 hereto. From time to time, each Party may substitute one or more of its representatives to the JSC on written notice to the other Party. FWB shall select from its representatives the initial chairperson for the JSC, and every twelve (12) months thereafter, the Party for which the then-current chairperson is not a representative shall select from its representatives the new chairperson for the JSC. The Party with the right to appoint the chairperson may, at any time, change the representative who will serve as chairperson, on written notice to the other Party.

Section 2.2  Specific Responsibilities of the JSC. Subject to the dispute resolution provision of Section 15.2 and AzurRx’s final decision-making right as set forth in Section 2.5, the JSC shall have overall responsibility for monitoring and providing general operational oversight with respect to the Parties’ activities under this Agreement. In particular, the JSC shall oversee the Development, Manufacture and Commercialization of the Product in the Field and Territory; review for approval by the JSC the initial Development Plan (as defined below) and the Commercialization Plan and Budget (as defined below) and, at least once annually; consider any amendments thereto; review reports of Development and Commercialization activities; and perform such other functions as are assigned to the JSC herein or in any Related Agreement or as the Parties may mutually agree in writing.

Section 2.3 Meetings and Minutes. The JSC shall meet quarterly or at such higher frequency as otherwise agreed by the Parties, with the location of such meetings, if not virtual, alternating between locations designated by FWB and locations designated by AzurRx. Representatives of the Parties on the JSC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. The chairperson of the JSC shall be responsible for calling meetings on no less than ten (10) Business Days’ notice (unless the Parties consent in writing to a shorter notice period); provided that either Party can call a meeting of the JSC in the event the chairperson of the JSC fails to call a meeting following request from a Party. At AzurRx's request in writing at least twenty (20) Business Days prior to a scheduled JSC meeting, but not more than two times per year, FWB shall present to the JSC its high-level plans for the Development and Commercialization of the Product outside the Field in the Territory. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least five (5) Business Days in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JSC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld, conditioned or delayed. The chairperson of the JSC shall prepare and circulate for review and approval of the Parties minutes of each meeting within thirty (30) days after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC.

Section 2.4 Procedural Rules. The JSC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JSC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Directors, officers, employees and agents (including consultants) of each Party (or its Affiliates) that are not representatives of such Party on the JSC may attend meetings of the JSC with prior written notice to the other Party; provided, however, that such attendees (a) shall not vote or otherwise participate in the decision-making process of the JSC, and (b) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article X.

Section 2.5 Decision-Making. Decisions shall be made by consensus and AzurRx shall have final decision-making authority with respect to any dispute regarding the Product in the Field, the Development Plan, the Commercialization Plan, and the Exploitation of the Product in the Field; provided that AzurRx shall make all final decisions in good faith after consideration of FWB’s comments and shall exercise its decision-making right in a manner that is consistent with the Parties’ rights and obligations hereunder with respect to the Product in the Field; and provided further, that (a) consensus is required regarding the primary endpoint for the applicable Clinical Trial, and (b) to the extent AzurRx’s final decision solely related to preclinical Development or the design of the protocol for the applicable Clinical Trial may, in the reasonable judgment of FWB, negatively impact the Exploitation of the Product outside the Field in the Territory, such decision shall require FWB’s consent not to be unreasonably withheld or delayed; provided however if the JSC fails to reach consensus under 2.5(a) or AzurRx disagrees with the determination of FWB in regards to 2.5(b), such disagreements may be escalated to arbitration. For clarity, AzurRx shall not have final decision-making authority with respect to disputes about the interpretation or termination of this Agreement. Any final decision made by AzurRx pursuant to this Section 2.5 shall be deemed to be a decision by the JSC for the purposes of this Agreement. For clarity, FWB shall have sole authority and decision-making with respect to the Product outside the Field.

Section 2.6 Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JSC shall not have the power to amend, modify, or waive compliance with any provision of this Agreement, which may only be amended or modified as provided in Section 16.5 or compliance with which may only be waived as provided in Section 16.13.

Section 2.7 Expenses. Each Party shall bear its own costs, including travel costs and taxes (whether imposed on the personnel or the Party), for personnel serving on the JSC, except as otherwise explicitly agreed herein.

Section 2.8 Disbandment. Notwithstanding anything to the contrary herein, the JSC may be dissolved upon the mutual written agreement of the Parties or at the request of FWB. In the event of disbandment of the JSC, all responsibilities and decisions allocated to the JSC shall be deemed allocated to the Parties, provided that the final decision-making authority shall remain in accordance with Section 2.5.

ARTICLE III.
DEVELOPMENT

Section 3.1 Development in the Field in the Territory. Unless otherwise agreed in writing between the Parties, AzurRx shall conduct the Development of the Product in the Field for the Territory at AzurRx’s sole cost and solely pursuant to a development plan and budget approved by the JSC, subject to Section 2.5 (the “Development Plan”). The Development Plan shall: (a) set forth in reasonable detail the Clinical Trials and Development activities to be conducted by AzurRx relating to the Compound or any Product, including the specific Clinical Trials and Development activities required for obtaining and maintaining Regulatory Approval in the Field in the Territory and anticipated timelines with respect thereto, and (b) set forth the regulatory strategy for obtaining and maintaining Regulatory Approvals for the Product(s) in each country in the Territory. The initial Development Plan shall be provided to the JSC within ninety (90) days of the Effective Date. The Development Plan shall be the Confidential Information of AzurRx, provided that the non-use restrictions set forth in Section 10.1 shall not apply to such information. Notwithstanding the foregoing, the Development Plan may not be shared with any sublicensees of FWB without the consent of AzurRx not to be unreasonably withheld or delayed. FWB, directly or through its representatives on the JSC, may provide comments on the Development Plan from time to time as appropriate, including proposals to add Clinical Trials and other Development activities in support of obtaining Regulatory Approval in the Field for the applicable jurisdiction which proposals are subject to AzurRx’s decision-making authority set forth in Section 2.5. AzurRx shall use Commercially Reasonable

Efforts to Develop the Product(s) in the US and the European Union or in three of the five Major Countries, and to achieve the milestones set forth herein with respect to: (i) at least one Product in the COVID Field and (ii) at least one Product in the ICI-AC Field. Operational or tactical level decisions necessary to execute Development activities pursuant to the Development Plan shall be within the decision-making authority of AzurRx; provided that all such decisions shall be consistent with the terms of this Agreement, Applicable Law, the Development Plan and the decisions of the JSC, subject to Section 2.5. Within thirty (30) days of the Effective Date, FWB shall deliver and provide to AzurRx such manufacturing process information Controlled by FWB with respect to the Product, to the extent not already provided to or otherwise in the possession or Control of AzurRx as necessary in order to enable AzurRx to replicate the manufacturing process for the Product, as such process and Product exist as of the Effective Date without charge to AzurRx. In the event AzurRx needs additional support from FWB, AzurRx shall reimburse FWB for FWB’s personnel costs measured at a reasonable FTE rate and the out-of-pocket costs incurred by FWB or its Affiliates in connection with the provision of such assistance. In addition, within ten (10) days following the Effective Date, FWB shall transfer to AzurRx the applicable IND(s) and shall also provide copies of Regulatory Materials for the Development, Commercialization and other Exploitation of the Products, in each case in the Field in the Territory.

Section 3.2 Clinical Trials. AzurRx shall be solely responsible for any clinical trial activities carried out as part of its Development and Commercialization of the Products in the Field in the Territory.

Section 3.3 Performance Obligations. AzurRx shall perform, or cause to be performed, any and all of its Development activities in a good scientific manner and in compliance with all Applicable Law, including applicable Good Practices.

Section 3.4 Records and Reports; Inspections.

3.4.1 AzurRx shall, and shall cause its Affiliates and Third Party subcontractors to, maintain, in good scientific manner, complete and accurate written records, accounts, notes, reports, and data pertaining to its Development activities hereunder and all Program Know-How resulting from such activities in sufficient detail to verify compliance with its obligations under this Agreement, in conformity with standard pharmaceutical practices and the terms of this Agreement. Such books and records shall (a) be appropriate for patent and regulatory purposes, (b) be in compliance with Applicable Law, (c) properly reflect all work done and results achieved in the performance of the Development activities, and (d) be retained by AzurRx for at least seven (7) years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law. FWB shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such books and records maintained by AzurRx or AzurRx’s Third Party subcontractors pursuant to this Section 3.4.1 for any reasonable purpose; provided that FWB shall maintain such books and records and information disclosed therein in strict confidence in accordance with Article X. In addition, upon a FWB’s written request, AzurRx shall send to FWB legible copies of the aforesaid, throughout the Term and for a minimum of twelve (12) months following the Term. In the event that AzurRx intends to delete any such records, it shall notify FWB and FWB shall notify AzurRx within 30 days whether it wishes to receive such records in lieu of destruction, in which case AzurRx shall transfer such records to FWB.

3.4.2 Without limiting Section 3.4.1, within forty-five (45) days following the end of each Calendar Year during which AzurRx is conducting any Development activities hereunder, AzurRx shall provide the JSC with a reasonably detailed report of the Development activities it has performed, or caused to be performed, since the preceding report (or with respect to the first such report, since the Effective Date) and its Development activities in process, and the future activities it expects to initiate. Each such report shall contain the details as set out in Exhibit 3.4.2.

ARTICLE IV.
REGULATORY MATTERS AND DATA PRIVACY

Section 4.1 Regulatory Activities. The Development Plan shall include the regulatory strategy for obtaining and maintaining Regulatory Approvals for the Product(s) in the Field in the Territory. AzurRx shall be responsible for and shall have the sole right with respect to (a) the preparation, submission, and maintenance of all Regulatory Materials (including Drug Approval Applications), and (b) conducting communications with the applicable Regulatory Authorities (the “Regulatory Activities”), in each case, with respect to the Products in the Territory, provided that FWB shall receive copies of such filings and may provide input thereon. AzurRx shall consider such input from FWB in good faith. AzurRx shall ensure that the Regulatory Materials (including Product Labeling) and communications, are consistent with the Development Plan for the applicable Product. Any Regulatory Materials received by FWB shall be deemed to be Confidential Information of AzurRx, provided that the non-use restrictions set forth in Section 10.1 shall not apply to such Regulatory Materials. Notwithstanding the foregoing, the Regulatory Materials may not be shared with any sublicensees of FWB without the consent of AzurRx.

Section 4.2 Interactions with Regulatory Authorities. AzurRx shall have the sole right to interact with Regulatory Authorities, respond to inquiries of such Regulatory Authorities with regard to the Regulatory Materials for the Product in the Field and in the Territory and file all post-approval updates to Regulatory Materials, such as periodic or ad-hoc safety update reports, supplements and amendments, as well as routine maintenance of the submissions of the Regulatory Materials that must be provided with respect to such Product at periodic intervals to such Regulatory Authorities. FWB shall be permitted to have up to two (2) of its representatives attend all in-person or other meetings with Regulatory Authorities with regard to the Product in the Field in the Territory, notice of which shall be given by AzurRx to FWB sufficiently in advance thereof to allow FWB to prepare for and participate meaningfully in such meeting; provided, however, that if prior to such meeting, AzurRx cannot reasonably provide notice to FWB because the meeting must take place immediately, AzurRx may act on its own consistent with the Development Plan.

Section 4.3 Product Withdrawals and Recalls. If (a) any Regulatory Authority threatens, initiates or advises any action to remove a Product from the market in any country in the Territory or requires or advises AzurRx or any of its respective Affiliates or Sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of such Product, or (b) either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal of such Product or distribution of a “Dear Doctor” letter or its equivalent regarding use of the Product, then in each case ((a) or (b)) FWB or AzurRx, as applicable, shall notify the other Party of such event or determination immediately, and in any event within twenty-four (24) hours (or sooner if required by Applicable Law) after such Party becomes aware of the event or makes such determination. The JSC shall discuss and agree upon whether to recall or withdraw such Product or distribute such “Dear Doctor” letter, provided that AzurRx shall have the final decision-making authority with respect to such recall, withdrawal or distribution. AzurRx shall bear the expenses incurred by the Parties as a result of such withdrawal and recall to the extent it is determined that the recall is due solely to the actions of AzurRx. If the recall is due solely to the actions of FWB then the cost of recall shall be borne by FWB. If the cause of the recall cannot be determined the cost of the recall shall be shared equally by the Parties.

Section 4.4 Global Safety Database; Pharmacovigilance Agreement. AzurRx shall be solely responsible for, and have the right with respect to, establishing (if applicable), holding and maintaining the global safety database(s) for each Product in the Field in the Territory. At the request of either Party, the Parties shall enter into a reasonable and customary written pharmacovigilance agreement (the “Pharmacovigilance Agreement”) governing each Party’s obligations with respect to reporting to the other Party and appropriate Regulatory Authorities Adverse Events, complaints, and other safety-related matters with respect to the applicable Product as required by law. The Parties shall cooperate across their respective fields regarding the reciprocal exchange of safety-related Regulatory Materials about the Product, and shall each assist the other Party with the Regulatory Activities for such Product inside or outside the Field, as applicable, in the Territory, and at the cost and expense of the Party responsible for such Regulatory Activities.

Section 4.5 FWB’s Right of Reference. Subject to the terms and conditions of this Agreement, AzurRx hereby grants, on behalf of itself and its Affiliates, and shall cause any Sublicensees to grant, to FWB a non-exclusive right of reference access to, and a right of reference with respect to, any and all Regulatory Materials and corresponding documentation to the extent Controlled by AzurRx or its Affiliates with respect to any Product in any country in the Territory for use outside the Field or in any Field following the termination of this Agreement (the “AzurRx Regulatory Documentation”). Such right of reference shall be sublicensable through multiple tiers with the consent of AzurRx not to be unreasonably withheld or delayed.

Section 4.6 Data Privacy. Each Party shall comply at all times with Applicable Laws, including those regarding data privacy.

ARTICLE V.
COMMERCIALIZATION

Section 5.1 Overview. Subject to the terms and conditions of this Agreement, AzurRx shall be responsible for the performance of the activities in relation to the Commercialization of the Product in the Field in the Territory as stated under this Article V, subject to oversight by the JSC and according to a JSC-approved (subject to Section 2.5) commercialization plan and budget (the “Commercialization Plan and Budget”). Such Commercialization Plan and Budget shall be prepared and delivered within six (6) months before the date of anticipated Regulatory Approval in the Territory. The Commercialization Plan and Budget shall describe in reasonable detail, the pre-launch, launch and subsequent Commercialization of the Product(s) in the Field in the Territory, including the following components: (i) overall goals and metrics with regard to the Commercialization of the Product(s), which will be tracked and recorded; (ii) general strategies for Commercialization activities in the Territory; (iii) the material activities to be conducted by AzurRx in connection with the Commercialization of the Product(s) in the Territory, including the nature of the marketing and promotional activities to be conducted for the Product(s); (iv) the pricing, rebating and contracting strategy for the Product(s) in the Territory; (v) a non-binding summary-level market and sales forecasts for the Product(s) in each country in the Territory; (vi) patient assistance and indigent/expanded access programs in each country in the Territory; and (vii) a budget for all such Commercialization activities set forth therein. The Commercialization Plan and Budget shall be the Confidential Information of AzurRx, provided that the non-use restrictions set forth in Section 10.1 shall not apply to such plan and budget. Notwithstanding the foregoing, the Commercialization Plan and Budget may not be shared with sublicensees of FWB without the consent of AzurRx not to be unreasonably withheld or delayed.

Section 5.2 Commercialization Conduct and Diligence. AzurRx shall use Commercially Reasonable Efforts (i) to Commercialize in the US and in either the European Union or in three of the five Major Countries, and (ii) to achieve the milestones set forth herein with respect to: (A) at least one Product in the COVID Field and (B) at least one Product in the ICI-AC Field.

Section 5.3 Records. AzurRx shall maintain complete and accurate books and records pertaining to its Commercialization activities hereunder, in sufficient detail to verify compliance with its obligations under this Agreement and with Applicable Law. Such records shall properly reflect all work done and results achieved in the performance of AzurRx’s Commercialization activities and shall be retained by AzurRx for at least three (3) years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law. FWB shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such books and records maintained by AzurRx pursuant to this Section 5.3; provided that FWB shall maintain such records and information disclosed therein in confidence accordance with Article X.

Section 5.4 Reports. At least once every Calendar Quarter during the period in which AzurRx is conducting Commercialization activities hereunder, AzurRx shall provide to the JSC reasonably detailed written reports of the Commercialization activities it has performed, or caused to be performed, since the preceding report (or with respect to the first such report, since the Effective Date) and the future activities it expects to initiate during the then-current Calendar Year. Each such report shall contain sufficient detail to enable FWB to assess AzurRx’s compliance with its obligations set forth in this Article V, including, with respect to each country in the Territory, the nature of the Commercialization activities conducted.

Section 5.5 Booking of Sales; Title; Distribution. AzurRx (or its Affiliate or any Sublicensee) shall have the sole and exclusive right to sell, distribute and otherwise commercialize the Products in the Field in the Territory. AzurRx shall not, and shall cause its Affiliates not to, directly or indirectly, promote, market or sell the Product(s) for any use or indication outside the Field or for any indication in the Field that is not approved by the applicable Regulatory Authority in the applicable country in the Territory. Nothing herein shall be construed as a restriction on FWB’s rights outside the Field.

ARTICLE VI.
PAYMENTS

Section 6.1 Upfront Cash Payment. In partial consideration of the rights granted by FWB to AzurRx hereunder, (a) within ten (10) days of the Effective Date, AzurRx shall pay FWB an upfront amount of nine million Dollars ($9,000,000), and (b) on June 30, 2020,

AzurRx shall pay FWB the amount of one million two hundred and fifty Dollars ($1,250,000). Neither of the foregoing amounts shall be refundable or creditable against any other payments due hereunder.

Section 6.2 Equity. Within ten (10) days of the Effective Date of the License Agreement, AzurRx shall issue to FWB a number of shares of Convertible Preferred Stock (the “Preferred Stock”) with an aggregate stated value of $3,000,000. The Preferred Stock shall accrue dividends at the rate of eight percent (8%) per annum payable quarterly in cash or in kind until converted. The issue price, initial stated value and initial conversion price for the Preferred Stock shall equal the VWAP for the five-day period immediately preceding the date of execution of this Agreement by the Parties (provided, that if, for any reason, information regarding this Agreement becomes publicly available prior to the execution of this Agreement, the VWAP shall be determined based on the five-day period immediately preceding the date on which such information became publicly available). The Preferred Stock shall convert automatically to common stock on a 1-1 basis immediately following the close of business on the date on which AzurRx obtains stockholder approval for issuance of all shares of common stock issuable upon conversion of the Preferred Stock in accordance with the rules of the NASDAQ Stock Market (the “Stockholder Approval”). The Preferred Stock shall be junior in right to payment to the Company’s Series B Convertible Preferred Stock. All of the foregoing shall be documented in a stock purchase agreement between the Parties, reflecting the terms set forth in this Section 6.2 and including customary terms, including demand and piggyback registration rights.

Section 6.3 Milestones. In partial consideration of the rights granted by FWB to AzurRx hereunder, AzurRx shall pay to FWB the following non-refundable, non-creditable milestone amounts set forth below in connection with achievement of the applicable milestone events set forth below for (a) the ICI-AC Field and (b) the COVID Field. FWB shall notify AzurRx promptly of the achievement of each such milestone. Each such milestone payment shall be due within ninety (90) days after the achievement of the applicable milestone. Each such milestone payment shall be payable only once, in each case upon the first achievement of the applicable milestone, and no amounts shall be due for subsequent or repeated achievements of such milestone. [***].

Milestone Event	Milestone Payment
ICI-AC Field
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]

6. Upon First Commercial Sale in the US or EU (or 3/5 EU Big 4 + UK) of the Product for the ICI-AC Field	[***]

The possible aggregated amount of all such milestones for a given Product in the ICI-AC Field is $37 million.

Milestone Event	Milestone Payment
COVID Field
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]
7. [***]	[***]

The possible aggregated amount of all such milestones for a given Product in the COVID Field is $37 million.

Section 6.4 Royalties.

6.4.1 Royalty Rate. During each Calendar Quarter of the Royalty Term, AzurRx shall pay to FWB a non-refundable, non-creditable royalty on a product-by-product, country-by-country basis on the Net Sales of the Product(s) for such Calendar Quarter in the Territory, which royalty shall be [***].

6.4.2 Royalty Term. AzurRx shall pay to FWB the royalties set forth in Section 6.4.1 commencing on the First Commercial Sale of the applicable Product in such country and expiring on the date that is the later of: (a) the last to expire Valid Claim in such country, (b) expiration of regulatory exclusivity for the applicable Product in the applicable country and (c) the ten (10) year anniversary of the First Commercial Sale of such Product in such country (the “Royalty Term”).

6.4.3 Royalty Reductions.

6.4.3.1  Third Party Licenses. If and for so long as AzurRx pays Third Party Royalties in consideration for a Third Party License necessary to the Product in its current form, which license has been obtained in accordance with Section 8.4, on a country-by-country basis, AzurRx may reduce the royalty payments, otherwise due as set forth in Section 6.4.1 by up to [***] of the amount paid to the Third Party; provided, however, that such reductions, in the aggregate, may not reduce the average effective royalty rate for a given period by more than [***] points of such rate.

6.4.3.2 Compulsory Licenses. If AzurRx or its Affiliates or Sublicensees is required in a given country in the Territory to issue a Compulsory Sublicense to one or more Compulsory Licensees for the sale of Products in such country, then the sales of such Compulsory Sublicensee shall be excluded from Net Sales, but AzurRx or its Affiliates shall pay to FWB an amount equal to [***] of the amounts that AzurRx or its Affiliates or Sublicensees receive from such Compulsory Sublicensees for such Compulsory Sublicense.

Section 6.5 Payment Dates and Reports. Within ninety (90) days after the end of each Calendar Quarter after the First Commercial Sale of a Product in the Territory, AzurRx shall submit to FWB a report setting forth its reasonably good faith estimates of the number of Product units sold. AzurRx shall pay to FWB the amounts due under Section 6.4.1 with respect to each Calendar Quarter within ninety (90) days after the end of such Calendar Quarter. Each such payment shall be accompanied by a statement including (a) the amount of gross sales of the Product in Territory, (b) an itemized calculation of Net Sales in the Territory showing deductions, to the extent practicable, provided for in the definition of “Net Sales”, (c) a calculation of the royalty payment due on such Net Sales, (d) an accounting of the number of units and prices for the Product sold and (e) any additional Information reasonably required by FWB for the purpose of calculating royalties payable under Section 6.4.1.

Section 6.6 Mode of Payment. All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums payable under this Agreement (including the calculation of Net Sales expressed in a currency other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using the rate of exchange which corresponds to the rate published in The Wall Street Journal, Eastern Edition.

Section 6.7 Taxes.

6.7.1 Each Party shall be solely responsible for the payment of any tax imposed on its share of income arising directly or indirectly from the activities of, or the receipt of any payment by, such Party pursuant to this Agreement. If any taxes are required to be withheld by a Party with respect to an amount payable to the other Party, such Party will: (a) withhold such taxes from the payment made to the other Party; (b) timely pay the withheld taxes to the proper taxing authority; (c) send proof of payment to the other Party; and (d) reasonably assist the other Party in its efforts to obtain a refund of or credit for such tax payment in accordance with Section 6.7.2. Any amount actually withheld and remitted by a Party to a taxing authority pursuant to this

6.7.2 Section 6.7 will be treated for all purposes of this Agreement as paid to the other Party. If a Party makes a payment without deduction for tax withholding and an amount of tax should have been withheld from such payment, the Party that made such payment shall be entitled to recover the underwithheld tax by an additional withholding from any amount payable to the other Party under this Agreement. No amount shall be withheld, or a reduced amount shall be withheld, as applicable, if a Party that is entitled to a payment timely furnishes the other Party with the necessary tax forms and other documents prescribed by Applicable Law, which shall be in a form reasonably satisfactory to the Party receiving the documents, identifying that the relevant payment is exempt from tax or subject to a reduced tax rate. On or before the Effective Date, each Party shall provide to the other a complete, accurate and properly executed Internal Revenue Service Form W-9 establishing that the amounts payable by such Party to the other under this Agreement are exempt from withtholding of United States income tax.

6.7.3 Each Party agrees to reasonably assist the other Party in lawfully claiming tax exemptions or minimizing tax withholdings under double taxation laws or pursuant to other Applicable Law. Each Party will provide timely and accurate documentation to the other Party upon request that shall enable the requesting Party to determine if a payment made hereunder is subject to withholding, or entitled to reduced withholding, under an income tax treaty or other Applicable Laws.

Section 6.8 Interest on Late Payments. If a Party does not receive payment of any undisputed sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the unpaid and undisputed sum due to such Party from the due date until the date of payment at a per-annum rate equal to the prime rate as reported in The Wall Street Journal, Eastern Edition, or the maximum rate allowable by Applicable Law, whichever is less.

Section 6.9 Financial Records. AzurRx shall keep or cause to be kept complete and accurate books and records pertaining to Net Sales in sufficient detail to calculate all amounts payable hereunder. Such books and records shall be retained until the later of (a) three (3) years after the end of the period to which such books and records pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof) or for such longer period as may be required by Applicable Law.

Section 6.10 Audit. At the request of FWB, AzurRx shall, and shall cause its Affiliates who have performed activities under this Agreement, to permit an independent auditor designated by FWB and reasonably acceptable to AzurRx, at reasonable times and upon reasonable notice and subject to Section 6.12 below to audit the books and records maintained by AzurRx pursuant to Section 6.9 to ensure the accuracy of all reports and payments made hereunder, provided, however, that AzurRx shall not be required to provide, and neither the independent auditor, nor the Accountant nor FWB shall be entitled to review or examine, the tax returns or tax records of AzurRx or any of its Affiliates. Such examinations may not (a) be conducted for any Calendar Quarter more than two (2) years after the end of such Calendar Quarter, (b) be conducted more than once in any twelve (12) month period (unless a previous audit during such twelve (12)-month period revealed an underpayment with respect to such period) or (c) be repeated for any Calendar Quarter. Except as provided below, the cost of such audit shall be borne by FWB, unless the audit reveals an underpayment by AzurRx or any overpayment by FWB of more than five percent (5%) for the period that is the subject of the audit, in which case AzurRx shall bear the cost of the audit. Unless disputed pursuant to Section 6.11 below, if such audit concludes that (x) an underpayment was made by AzurRx or an overpayment was made by FWB, AzurRx shall pay to FWB the amount of such underpayment or overpayment, as the case may be, with interest from the date originally due as provided in Section 6.8, or (y) an overpayment was made by AzurRx or an underpayment was made by FWB, FWB shall pay to the AzurRx the amount of such overpayment or underpayment, as the case may be, in either case ((x) or (y)), within sixty (60) days after the date on which such audit is completed by FWB.

Section 6.11 Audit Dispute. In the event of a dispute with respect to any audit under Section 6.10, the Parties shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within thirty (30) days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected in writing by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Accountant”). The decision of the Accountant shall be final and the costs of the Accountant shall be borne between the Parties in such manner as the Accountant shall determine. Not later than ten (10) days after such decision and in accordance with such decision, the audited Party shall pay the underpayment or overpayment, as the case may be, with interest from the date originally due as provided in Section 6.8, or the auditing Party shall pay the overpayment or underpayment, as the case may be, in each case, as described in Section 6.10, as applicable.

Section 6.12 Confidentiality. The receiving Party shall treat all information subject to review under this Article VI in accordance with the confidentiality provisions of Article X, and the Parties shall cause the Accountant to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

ARTICLE VII.
 SUPPLY OF PRODUCT

Section 7.1 Supply Obligations.

7.1.1 Products. AzurRx shall be responsible at its sole expense for the Manufacture of each Product in the Field in the Territory.

7.1.2 Reports. Within twenty (20) days following the end of each Calendar Quarter during which AzurRx is performing any material Manufacturing activities, AzurRx shall provide the JSC with a reasonable written report of the material Manufacturing activities it has performed, or caused to perform, since the preceding report (or with respect to the first such report, since the Effective Date) and its material Manufacturing activities in process, and the future activities it expects to initiate. Each such report shall be in the format and shall contain the details as set out in Exhibit 7.1.2.

Section 7.2 Transfer of Inventory. Within thirty (30) days after the Effective Date, FWB shall transfer without charge to AzurRx, at AzurRx’s sole expense, any inventory of the finished Product in possession or control of FWB and existing as of the Effective Date.

ARTICLE VIII.
 GRANT OF RIGHTS

Section 8.1 Rights Granted to AzurRx.

Section 8.2

8.2.1 License Grant. Subject to the terms and conditions of this Agreement, including Section 8.3, FWB hereby grants to AzurRx an exclusive (even as to FWB and its Affiliates), non-transferable (except as permitted under Section 16.2), sublicensable through multiple tiers (solely in accordance with Section 8.1.2) license under: (i) the FWB Background IP, (ii) FWB’s rights to any Program IP, and (iii) any other intellectual property Controlled by FWB as of the Effective Date or at any time during the Term and necessary or reasonably useful to Exploit the Existing Product (collectively the “Licensed IP”), in each case ((i) - (iii)), to Develop and have Developed, make, have made, use, sell, have sold, import, export and Exploit the Product in the Field in the Territory.

8.2.2 Sublicense Rights. Subject to the terms and conditions of this Agreement, AzurRx shall have the right to sublicense the licenses granted to it by FWB under Section 8.1.1 to Affiliates of AzurRx and to Third Parties; provided that AzurRx provide notice to FWB and any such sublicenses shall be consistent with, and expressly made subject to, the terms and conditions of this Agreement. AzurRx shall cause each of its Affiliates and Sublicensees to comply with the applicable terms and conditions of this Agreement. AzurRx hereby guarantees the performance of its Affiliates and permitted Sublicensees and the grant of any such sublicense shall not relieve AzurRx of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Affiliate or Sublicensee. A copy of any sublicense agreement executed by AzurRx or any of its Affiliates with a Third Party shall be provided to FWB within ten (10) days after its execution; provided that the financial terms, other confidential business terms, and confidential information of the Sublicensee of any such sublicense agreement to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement may be redacted.

Section 8.3 Rights Granted to FWB.

8.3.1 License Grant. Subject to the terms and conditions of this Agreement, including Section 8.3, AzurRx hereby grants to FWB a worldwide, non-exclusive, royalty-free, perpetual, irrevocable license under the Program IP and any other intellectual property owned by AzurRx and incorporated into the Product for the Exploitation of such Product during the Term, solely for use outside the Field in the Territory, and if this Agreement is terminated rather than expires, then such license shall be for the Exploitation of the Product both inside and outside the Field, in the Territory.

8.3.2 Sublicense Rights. Subject to the terms and conditions of this Agreement, FWB shall have the right to sublicense the license granted to it by AzurRx under this Agreement to Affiliates of FWB or Third Parties; provided that (a) FWB shall provide written notice to AzurRx of any such sublicenses to a Third Party; and (b) such sublicenses shall be consistent with, and expressly made subject to, the terms and conditions of this Agreement. FWB shall cause each of its Affiliates and Sublicensees to comply with the applicable terms and conditions of this Agreement. FWB hereby guarantees the performance of its Affiliates and permitted Sublicensees and the grant of any such sublicense shall not relieve FWB of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Affiliate or Sublicensee. A copy of any sublicense agreement executed by FWB or any of its Affiliates with a Third Party shall be provided to AzurRx within ten (10) days after its execution;

provided that the financial terms, other confidential business terms, and confidential information of the Sublicensee of any such sublicense agreement to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement may be redacted.

Section 8.4 Retention of Rights; No Implied Rights.

8.4.1 Retained Rights of FWB. Notwithstanding Section 8.1 above, FWB expressly retains the right on behalf of itself, its Affiliates and its and their Sublicensees, including the right to license and grant rights of reference to its Affiliates and its and their (sub)licensees, to (a) perform its and their obligations and exercise its and their rights under this Agreement; (b) Develop, obtain and maintain Regulatory Approvals for and to Manufacture, Commercialize and otherwise Exploit any compound or product other than the Compound, Products or any other pharmaceutical product containing any Compound (alone or in combination with one or more other active pharmaceutical ingredients), in any field (including the Field) anywhere in the world; and (c) Develop, obtain and maintain Regulatory Approvals for, and to Manufacture, Commercialize and to otherwise Exploit any products, including the Compound and Products, outside the Field (such rights, (a)-(c), the “FWB Retained Rights”); provided, however, that in no event will FWB or its Affiliates during the term of this Agreement intentionally Exploit (or license any Third Party to Exploit) any product containing niclosamide for any indication in the Field.

8.4.2 No Implied Licenses. Except as expressly set forth in this Agreement, neither Party grants to the other Party any right or license, express or implied, under any of its intellectual property rights.

Section 8.5 Third Party Licenses. If the Development, Commercialization, Manufacture or other Exploitation of the Product by AzurRx as contemplated herein would necessarily infringe any Third Party Patent right (other than a Patent to which a Party is already granted a license or sublicense as of the Effective Date), or the JSC subject to Section 2.5 determines it otherwise necessary to obtain a license under a Third Party’s Patent rights to avoid any claims or litigation concerning any such infringement with respect to one or more countries in the Field in the Territory, then AzurRx shall have the right to take such Third Party License and may deduct such royalties to the extent set forth in Section 6.4.3.

ARTICLE IX.
INTELLECTUAL PROPERTY

Section 9.1 Ownership of Intellectual Property.

9.1.1 Ownership of Background IP. Each Party shall retain all right, title and interest to its Background IP, and, except as expressly set forth in this Agreement, no right or license to such Patents, Know-How and other intellectual property rights included in such Background IP is granted by either Party to the other Party.

9.1.2 Ownership of Program IP.

(a) For the purposes of this Agreement, the determination of inventorship of any Know-How, whether or not patentable, first invented, discovered, created or developed in the course of performing activities under this Agreement, and whether solely or jointly by or on behalf of a Party including by its employees, Affiliates, agents or independent contractors, shall be made in accordance with United States patent law.

(b) As between the Parties, (i) all patentable inventions within the Program IP and all Patents claiming such inventions, and (ii) all other Program IP and other Intellectual Property rights in such Program IP, in each case ((i) and (ii)) discovered, created or developed solely by its employees, Affiliates, agents or independent contractors in connection with their activities under this Agreement, shall be owned solely by the inventing, discovering, creating or developing Party(ies), and if discovered, created or developed jointly by any of one Party’s employees, Affiliates, agents or independent contractors, on the one hand, and the other Party’s employees, Affiliates, agents or independent contractors, shall be owned jointly by the Parties (“Joint Program IP”).

9.1.3 Assignment Obligation. AzurRx shall cause all Persons who perform Development, Commercialization, Manufacturing or other activities for or on behalf of AzurRx under this Agreement or who invent, conceive, discover, develop or otherwise make any Program Know-How or Program Patents by or on behalf of AzurRx or its Affiliates or its or their Sublicensees under or in connection with this Agreement to assign (or, if AzurRx is unable to cause such Person to assign, to provide an exclusive license under) their rights in any such Program Know-How or Program Patents resulting therefrom to AzurRx, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit, academic and public institutions that have standard policies against such an assignment (in which case a suitable exclusive license with the right to sublicense or right to obtain such a license shall be obtained).

Section 9.2 Prosecution and Maintenance of Patents.

9.2.1 Background Patents. As between the Parties, for any Background Patents, the Party that owns (or has in-licensed such Patent from a Third Party) the applicable Background Patent, shall control the preparation, filing, prosecution and maintenance of such Background Patent, using counsel of its choice, and at AzurRx’s sole expense, provided that such prosecution and maintenance expenses shall be shared between the Parties if the given patent or patent application is relevant to both Parties’ development programs.  A Party shall keep the other Party reasonably informed of all material steps with regard to the preparation, filing, prosecution, and maintenance of such Background Patents, and shall provide the other Party with a copy of material communications to and from the patent authorities regarding such Background Patents, including drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow the other Party a reasonable opportunity to review and comment thereon. The Party shall reasonably consider, but shall have no obligation, to incorporate the other Party’s requests and suggestions with respect to such drafts and with respect to strategies for filing and prosecuting such Background patents. Except as set forth in this Section 9.2.1, if a Party, during the Term, determines in its sole discretion to abandon or not maintain a given patent or patent application within such Background Patents, then the Party shall provide the other Party with prior written notice sufficiently in advance of any abandonment to enable the other Party, at its sole discretion, to maintain such Background Patents and assume the prosecution in the joint names of the Parties, at its sole cost and expense, and on receipt of such notice, the Party shall transfer such prosecution to the other Party.

9.2.2 Program Patents. Each Party shall have the first right, through using counsel of its own choice, and at AzurRx’s sole expense, to prepare, file, prosecute and maintain its solely-owned Program Patents in the Territory, and to be responsible for any related interference, re-issuance, re-examination and post grant review, including any inter partes review and opposition proceedings, provided that such prosecution and maintenance expenses shall be shared equally between the Parties if the given patent or patent application is relevant to both Parties’ development programs. A Party shall keep the other Party reasonably informed of all material steps with regard to the preparation, filing, prosecution, and maintenance of such Program Patents, and shall provide the other Party with a copy of material communications to and from the patent authorities regarding such Program Patents, including drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow the other Party a reasonable opportunity to review and comment thereon. The Party shall reasonably consider, but shall have no obligation to incorporate, the other Party’s requests and suggestions with respect to such drafts and with respect to strategies for filing and prosecuting such Program Patents. Except as set forth in this Section 9.2.2, if a Party, during the Term, determines in its sole discretion to abandon or not maintain a given patent or patent application within such Program Patents, then the Party shall provide the other Party with prior written notice sufficiently in advance of any abandonment to enable the other Party, at its sole discretion, to maintain such Program Patents and assume the prosecution in the joint names of the Parties, at its sole cost and expense, and on receipt of such notice, the Party shall transfer such prosecution to the other Party. The Parties shall jointly control the preparation, filing, prosecution, maintenance and defense of any Joint Program Patents within the Program IP in the Territory, at equally shared expenses, using counsel mutually acceptable to both Parties.

9.2.3 Cooperation. Each Party shall, and shall cause its Affiliates to, assist and cooperate with the other Party, in the preparation, filing, prosecution and maintenance of the Program Patents under this Agreement, including that each Party shall, and shall ensure that its Affiliates, provide access to relevant documents and other evidence and make its employees available at reasonable business hours.

9.2.4 Patent Term Extension and Supplementary Protection Certificate.

(a) The Regulatory Party shall have the sole right to make decisions regarding, and shall have the right to apply for, patent term extensions worldwide, including in the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now available or become available in the future (“Patent Term Extensions”), wherever applicable, for Background Patents and Program Patents, including whether or not to do so; provided that in the case of Program Patents, a Party shall consult with the other to determine the course of action with respect to such filings.

(b) Common Ownership Under Joint Research Agreements. Notwithstanding anything to the contrary in this Article IX, neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this Article IX without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).

9.2.5 Patent Listings. As between the Parties, and subject to Section 4.1, the Regulatory Party shall have the sole right to make decisions regarding and shall have the right to make all patent listing filings with Regulatory Authorities in the Territory with respect to its Background Patents and Program Patents, including as required or allowed (a) in the United States, in the FDA’s Orange Book, (b) the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and (c) under other international equivalents.

Section 9.3 Enforcement of Patents.

9.3.1 Notice. If either Party becomes aware of (a) any suspected infringement of a Background Patent or Program Patent in the Territory or (b) any certification filed in the United States under the “Drug Price Competition and Patent Term Restoration Act of 1984” (21 United States Code §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV)) (“ANDA Act”) or similar provisions in other jurisdictions (each of clauses (a) and (b), an “Infringement”), such Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”); provided, that each Party shall give the other Party an Infringement Notice not later than three (3) Business Days after it becomes aware of any Infringement described in clause (b) above.

9.3.2 Enforcement of Background Patents and Program Patents. As between the Parties, for any Background Patents or Program Patents, the Party that owns (or has in-licensed from a Third Party) the applicable Background Patent or Program Patent, shall have the first right, but not the obligation, to prosecute any Infringement with respect to or otherwise enforce such Patents in the Field in the Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at the Party’s sole cost and expense, using counsel of the Party’s choice, except that AzurRx shall have the obligation to prosecute any Infringement in the Field in the Territory with respect to or otherwise enforce any Background Patent or Program Patent, in each case, used for the Exploitation of the Product in the Field in the Territory. The Prosecuting Party shall notify the other Party of such Prosecuting Party’s decision as to whether to take any action at least thirty (30) days before any time limit set forth in an Applicable Law or within sixty (60) days after receiving the Infringement Notice, whichever is shorter. If the Prosecuting Party chooses not to exercise its right to prosecute such alleged or threatened infringement in the Field in the Territory, the other Party may step in at such other Party’s sole cost and expense, using counsel of such other Party’s choice, hence becoming the new Prosecuting Party. The Parties shall jointly control enforcement of any Joint Program Patents within the Program IP in the Territory, at equally shared expenses, using counsel mutually acceptable to both Parties.

9.3.3 Cooperation. The Parties agree to cooperate fully in any Infringement action pursuant to this Section 9.3, including by making the inventors,

applicable records and documents (including laboratory notebooks) of the relevant Patents available to the controlling Party upon such Party’s request. Where a Party controls such an action, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time, in connection with its activities set forth in this Section 9.3, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 9.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any Infringement litigation under this Section 9.3 in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with any activities with respect to an Infringement action prosecuted by a Party pursuant to this Section 9.3, the Prosecuting Party shall (a) consult with the other Party as to the strategy for the prosecution of such claim, suit or proceeding, (b) consider in good faith any comments from the other Party with respect thereto and (c) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such action.

9.3.4 Recovery.  Any recovery realized as a result of such litigation described above in this Section 9.3 (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses) with any remainder being shared as follows: (i) if AzurRx is the Prosecuting Party then any remaining amount attributable to recovery for lost sales or profits shall be deemed “Net Sales” in the Calendar Quarter in which the money is actually received and AzurRx shall pay the corresponding Royalty to FWB in accordance with Section 6.4.1 and (ii) if FWB is the Prosecuting Party then the remaining amount shall be shared equally (50%/50%) by the Parties (including any treble, punitive or other multiplier of damages and interest awarded with respect thereto).

Section 9.4 Infringement Claims by Third Parties. If the Exploitation of any Product in the Field in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party alleging infringement by a Party or any of its Affiliates or its or their Sublicensees or customers (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 9.3, the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing and the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate agree on and enter into a “common interest agreement” wherein the Parties agree to their shared mutual interest in the outcome of such potential dispute. Absent any agreement to the contrary and subject to claims for indemnification under Article XII, as between the Parties, AzurRx shall have the first right and obligation to defend and control the defense of any such claim, suit or proceeding at its cost and expense, using counsel of AzurRx’s choice. FWB may participate in any such claim, suit or proceeding with counsel of its choice at its sole cost and expense. If AzurRx fails to initiate and maintain the defense of, any such claim, suit or proceeding in which AzurRx is named as a defendant, within such time periods so that FWB is not prejudiced by any delays, FWB may conduct and control the defense of any such claim, suit or proceeding at FWB’s sole cost and expense. Where a Party controls such an action, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time, in connection with its activities set forth in this Section 9.4, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit or proceeding. Each Party agrees to provide the other Party with copies of all material pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. Any recoveries awarded to a Party in connection with any Third Party Infringement Claim defended under this Section 9.4 shall be applied first to reimburse such Party for its reasonable out-of-pocket costs of defending such claim, suit or proceedings, with the balance of any such recoveries being shared equally (50%/50%) by the Parties (subject however to any indemnity claim by AzurRx under Section 12.1). The Party entitled to control the defense of a claim, suit or proceeding under this Section 9.4 shall have the right to settle such claim, suit or proceeding; provided that neither Party shall have the right to settle any claim, suit or proceeding under this Section 9.4 in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything contained herein to the contrary, if AzurRx defends itself against a Third Party Infringement Claim for which it is entitled to be indemnified by FWB under Section 12.1, AzurRx shall be entitled to deduct from milestone payments payable to FWB under Section 6.3 or royalties payable to FWB under Section 6.4 the amount of Losses incurred by AzurRx, its Affiliate or Sublicensees in connection with such Third Party Infringement Claim to the extent such Losses are reasonably allocable to the Third Party Claim for which FWB is obligated to indemnify AzurRx or such Affiliate or Sublicensee under Section 12.1.

Section 9.5 Invalidity or Unenforceability Defenses or Actions.

9.5.1 Background Patents and Program Patents. As between the Parties, each Party shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of its Background Patents and Program Patents at its expense, using counsel of such Party’s choice, including when such invalidity or unenforceability is raised as a defense or counterclaim in connection with an Infringement action initiated pursuant to Section 9.3. The other Party may participate in any such claim, suit or proceeding in the Territory with counsel of its choice at its sole cost and expense; provided that the Party owning the Patents at issue shall retain control of the defense in such claim, suit or proceeding. If the Party owning the Patents at issue elects not to defend or control the defense of such Patents in a suit brought in the Territory, then such Party shall notify the other Party of its election by written notice and the other Party may conduct and control the defense of any such claim, suit or proceeding at the Parties’ shared (50%/50%) cost and expense. Notwithstanding the foregoing, if AzurRx defends a claim arising under this Section 9.5.1 for which it is entitled to be indemnified by FWB under Section 12.1, AzurRx shall be entitled to deduct from milestone payments payable to FWB under Section 6.3 or royalties payable to FWB under Section 6.4 the amount of Losses incurred by AzurRx, its Affiliate or Sublicensees in connection with such action to the extent such Losses are reasonably allocable to the Third Party Claim for which FWB is obligated to indemnify AzurRx or such Affiliate or Sublicensee under Section 12.1.

9.5.2 Procedure. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Background Patents or Program Patents by a Third Party and of which such Party becomes aware. Where a Party controls the defense of the validity and enforceability of Background Patents or Program Patents, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time in connection with its activities set forth in this Section 9.5, including, where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours. In connection with any activities with respect to a defense, claim or counterclaim relating to the Background Patents or Program Patents pursuant to this Section 9.5, the controlling Party shall (x) consult with the other Party as to the strategy for such activities, (y) consider in good faith any comments from the other Party and (z) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense, claim or counterclaim. The Party entitled to control the defense of a claim, suit or proceeding under this Section 9.5 shall have the right to settle such claim, suit or proceeding; provided that neither Party shall have the right to settle any claim, suit or proceeding under this Section 9.5 in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

ARTICLE X.
CONFIDENTIALITY

Section 10.1 Obligations. Except upon obtaining the other Party’s prior written consent to the contrary or, in the case of disclosures, to the extent expressly permitted under this Article X, each Party agrees that, at all times during the Term and for a period of five (5) years thereafter, it shall, and shall cause its officers, directors, employees and agents to: (a) maintain in confidence, and not disclose to any Third Party (except as provided in Section 10.2), the other Party’s Confidential Information and (b) not use the other Party’s Confidential Information, directly or indirectly, for any purpose except as contemplated in this Agreement and the Related Agreements or as reasonably necessary for the performance of, or the exercise of such Party’s rights under, this Agreement or a Related Agreement. The Parties acknowledge that this Agreement and all of the respective terms of this Agreement will be treated as Confidential Information of both Parties.

Section 10.2 Authorized Disclosure of Confidential Information.

10.2.1 Authorized Disclosure. Each Receiving Party may disclose the Disclosing Party’s Confidential Information, without the Disclosing Party’s prior written consent, only to the extent necessary or useful in connection with the performance of its obligations or exercise of its rights as contemplated by this

Agreement or a Related Agreement, including (a) filing or prosecution of Patents as permitted by this Agreement; (b) filing of Regulatory Materials in order to obtain or maintain Regulatory Approvals, further subject to Section 10.2.3; (c) complying with Applicable Law or regulation or order of any court or Governmental Authority; (d) prosecuting or defending litigation as contemplated by this Agreement, further subject to Section 10.2.2; and (e) to its Affiliates’ or actual or potential Sublicensees, and such Party’s and their Affiliates’ respective directors, employees, agents, advisers, attorneys, consultants, contractors, lenders, insurers, prospective settlement parties, and other Third Parties on a “need-to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement or, if applicable, any Existing FWB Third Party Agreement; provided that in the case of clause (e), such Persons shall be bound by confidentiality and non-use obligations that are substantially similar to those set forth in this Article X.

10.2.2 Disclosure Pursuant to Legal Process. Each Receiving Party may disclose the Disclosing Party’s Confidential Information, without the Disclosing Party’s prior written consent, to any Person, or Governmental Authority to the extent made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or that, in the reasonable opinion of the Receiving Party’s legal counsel, Applicable Law require such disclosure; provided that the Receiving Party, to the extent reasonably practicable, promptly notifies the Disclosing Party of the required disclosure in order to provide the Disclosing Party an opportunity to take legal action to prevent or limit such disclosure and, if asked, reasonably assists the Disclosing Party in pursuing such action; provided, further that the Receiving Party requests such court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction to afford such Confidential Information confidential protection; and provided, further that the Confidential Information disclosed in response to such court or governmental order or requirement shall be limited to that information that is legally required to be disclosed in response to such court or governmental order or requirement and shall be disclosed under any confidentiality provisions available under Applicable Law. For the avoidance of doubt, the disclosures of this Agreement by reason of compliance with applicable securities law shall be governed by Section 10.2.4.

10.2.3 Disclosure to Regulatory Authorities. The Regulatory Party may disclose the Disclosing Party’s Confidential Information, without the Disclosing Party’s prior written consent, to any Governmental Authority in connection with any filing, application or request for Regulatory Approval with respect to any Product in the Territory, to the extent that such disclosure is necessary for obtaining or maintaining any Regulatory Approval or submitting or amending any Regulatory Materials with respect to such Product in the Territory or to the extent such disclosure is required to satisfy any other regulatory obligation with respect to such Product in the Territory; provided that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law.

10.2.4 Securities Filings. Notwithstanding anything to the contrary in this Article X, each Party acknowledges and agrees that the other Party may submit this Agreement to, or file this Agreement with, the securities regulators or to other Persons as may be required by Applicable Law. If either Party believes in good faith and based on reasonable advice of counsel is required by Applicable Law of any stock exchange on which such Party or its Affiliates, listed or trades securities and proposes to file this Agreement with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction (including the NASDAQ and the NYSE), then such Party will advise the other Party before making such disclosure and provide such other party a reasonable opportunity to review and comment on such filing and consider in good faith any comments with respect thereto.

Section 10.3 Use of Name. Each Party shall have the right to use the other Party’s name and logo in presentations, such Party’s website, collateral materials, corporate overviews, and other public disclosures (a) describing the licensing relationship, (b) in connection with exercising its rights or performing its obligations under this Agreement, or (c) or making any disclosure identifying the other Party or its Affiliates that is required by Applicable Law.

Section 10.4 Press Releases. The Parties have agreed upon the content of press releases that shall be issued substantially in the forms attached hereto as Exhibit 10.4 the release of which the Parties shall coordinate in order to accomplish such release promptly upon execution of this Agreement. Subject to Section 10.2.4, neither Party nor any of their Affiliates shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except as expressly permitted hereunder or under a Related Agreement. Neither Party nor its Affiliates shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment thereto that has already been publicly disclosed by either Party or its Affiliates in accordance with this Article X; provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable. Notwithstanding the foregoing, each Party shall have the right to discuss and promote the Products in terms that do not disclose any Confidential Information of the other Party or the terms of this Agreement (except to the extent already disclosed in the initial press release).

ARTICLE XI.
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 11.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date, and covenants, that:

11.1.1 Such Party is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or formed.

11.1.2 Such Party: (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, and, in all material respects, does not conflict with any agreement, written or oral, between such Party and any Affiliate or Third Party.

11.1.3 Such Party and its Affiliates have not, at any time prior to the Effective Date, been prosecuted or convicted of any violation of any Applicable Law, has not been and is not a party to any deferred prosecution agreement or similar agreement with respect to any violation or alleged violation of any Applicable Law, and has no Knowledge of any investigation being conducted by any government authority, or by such Party or its Affiliates, with respect to such potential violations. In exercising its rights and performing its obligations under this Agreement, each Party shall, and shall cause its Affiliates to, comply with all Applicable Law in all material respects.

11.1.4 Each Party represents and warrants as of the Effective Date, and covenants during the Term as to any provision of this Section 11.1.4 that relates to any period after the Effective Date, that:

(a) neither it nor any of its Affiliates has been debarred by the FDA, is not subject to any similar sanction of other Regulatory Authorities, and neither such Party nor any of its Affiliates has used, or will engage, in any capacity, in connection with this Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA;

(b) such Party shall inform the other Party in writing promptly if it or any Person engaged by it or any of its Affiliates who is performing services under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party's Knowledge, is threatened, relating to the debarment or conviction of such Party, any of its Affiliates or any such Person performing services hereunder or thereunder; and

(c) neither such Party, nor any of its Affiliates, has made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed any act, made any statement, or failed to make any statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

Section 11.2 Additional Representations and Warranties of FWB. FWB hereby represents and warrants to AzurRx as of the Effective Date (and where applicable, covenants during the Term):

11.2.1 to FWB’s Knowledge, neither the Product, nor the use of the Product in the Field in accordance with this Agreement, infringes any Patent rights of any Third Party in the Territory;

11.2.2 FWB solely owns and Controls the FWB Background Patents set out in Exhibit 1.60 and has the right to grant licenses to the FWB Background Patents under Section 8.1 and, to FWB’s Knowledge, FWB solely owns and Controls all other Licensed IP and has the right to grant the licenses to such other Licensed IP to AzurRx under Section 8.1;

11.2.3  FWB’s ownership of the FWB Background Patents and Licensed IP (with the exception of Know-How) is free and clear of any encumbrance,

lien, or claim of ownership by any Third Party other than encumbrances outside the Field and to FWB’s Knowledge, FWB’s ownership of all other Licensed IP is free and clear of any encumbrance, lien, or claim of ownership by any Third Party other than encumbrances outside the Field;

11.2.4 to FWB’s Knowledge, each of the FWB Background Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent is issued or such application is pending;

11.2.5 all such inventors have assigned their entire right, title, and interest in and to such inventions to FWB and all such assignments have been duly recorded and are enforceable in accordance with Applicable Law; and there are no claims or assertions in writing received by FWB regarding the inventorship of any FWB Background Patent alleging that additional or alternative inventors should be listed;

11.2.6 all filing, application and renewal fees with respect to the FWB Background Patents have been duly paid, and FWB has taken all material steps required for the maintenance and prosecution of the FWB Background Patents in accordance with Applicable Law;

11.2.7 FWB has not as of the Effective Date, and will not during the Term, grant to any Third Party any right under the FWB Background IP or Licensed IP that would conflict with the rights granted to AzurRx hereunder in the Field in the Territory;

11.2.8 FWB has no Knowledge, of any actual infringement or threatened infringement of any FWB Background Patent by any Person other than as disclosed to AzurRx in connection with the execution of this Agreement in Exhibit 11.2.8;

11.2.9 FWB has not received any written communication from, or written demand of, any claims or litigation that has been brought or threatened by any Person alleging that any FWB Background Patent is invalid or unenforceable;

11.2.10 FWB has not, prior to the Effective Date, received any written communication from, or written demand of, any Third Party that the Development, Manufacture, use or Commercialization of the Products infringed or misappropriated any intellectual property rights of such Third Party.

11.2.11 to FWB’s Knowledge, all FWB Products that are subject to the jurisdiction of the FDA or a similar Governmental Authority have been and are currently being Developed or Manufactured in compliance in all material respects with all Applicable Laws, including the FFDCA, the Public Health Service Act, and their applicable implementing regulations and guidance documents, and all comparable state and foreign Applicable Laws in those jurisdictions outside the United States in which either (i) Clinical Trials involving a Company Product have been or are being conducted by FWB or (ii) any Product has been or is being Developed or Manufactured by or for FWB.

11.2.12 FWB has not received any written notice that the FDA or any other Governmental Authority has initiated, or threatened to initiate, any action to suspend any clinical trial, impose a clinical hold, or suspend or terminate any IND or any comparable foreign regulatory application, in each case sponsored by FWB with respect to any Product.

11.2.13 to FWB’s Knowledge, all ongoing and completed non-clinical studies and clinical trials conducted by FWB, or by third-party vendors on FWB’s behalf, in the Field in the Territory, have been conducted in all material respects in accordance with applicable Good Clinical Practice regulations described in 21 CFR Parts 50, 54, 56 and 312 (including study protocols, informed consent obligations, and institutional review board approvals), and applicable Good Laboratory Practice regulations as described in 21 CFR Part 58 or comparable applicable foreign Laws. FWB has in its possession or subject to retrieval or control copies of all the material documentation in existence on or prior to the date hereof in each case which was required to be filed with the FDA or equivalent Governmental Authority as of the Effective Date for the development or registration of the Products. FWB has made available to AzurRx Buyer complete and accurate copies of (i) all material filings with the FDA or equivalent Governmental Authority relating to the Products, (ii) all material correspondence with the FDA or equivalent Governmental Authority relating to the Products, and (iii) all material data, information, results, analyses, publications, and reports relating to the Products, including all clinical trial protocols, trial statistical analysis plans and published trial results.

11.2.14 FWB has not received from any Governmental Authority any (i) inspection reports or observations, (ii) notices of adverse findings, warning or untitled letters, minutes of meetings or (iii) other correspondence concerning the Products, in each case, in which any Governmental Entity asserted in writing that the operations of the Company may not be in compliance with Applicable Laws; and

11.2.15 to FWB’s Knowledge, FWB has complied in all material respects with all applicable security and privacy standards regarding protected health information under Applicable Laws.

Section 11.3 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE XII.
INDEMNIFICATION

Section 12.1 Indemnification by FWB. FWB shall indemnify AzurRx, its Affiliates, and its and their respective directors, officers, employees and agents (the “AzurRx

Indemnitees”) and defend and save each of them harmless, from and against any and all losses, damages, liabilities, taxes, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with (a) any and all suits, investigations, claims, actions, demands or other proceedings by any Third Parties (collectively, “Third Party Claims”) to the extent arising from or occurring as a result of (i) the gross negligence or willful misconduct on the part of any FWB Indemnitee in performing its or their obligations under this Agreement; (ii) the infringement or misappropriation by FWB or any of its Affiliates of any Third Party intellectual property rights resulting from its use or practice of any FWB Background IP; or (iii) the breach by FWB of any warranty, representation, covenant or agreement made by FWB in this Agreement, except, in each case ((i) - (iii)), for those Losses for which AzurRx has an obligation to indemnify an FWB Indemnitee pursuant to Section 12.2, and (b) the successful enforcement of AzurRx’s rights under this Section 12.1; provided that if AzurRx asserts against FWB any claim for indemnification under this Section 12.1 and it is determined pursuant to Section 16.2 that FWB is not to be obligated to provide such indemnification under this Section 12.1, then AzurRx promptly shall reimburse FWB for all Losses incurred by FWB in defending such claim for indemnification.

Section 12.2 Indemnification by AzurRx. AzurRx shall indemnify FWB, its Affiliates, and its and their respective directors, officers, employees and agents (the “FWB Indemnitees”) and defend and hold each of them harmless, from and against any and all Losses in connection with (a) any and all Third Party Claims arising from or occurring as a result of (i) the Exploitation of the Products in the Field in the Territory, (ii) gross negligence or willful misconduct on the part of any AzurRx Indemnitee in exercising its rights or performing its or their obligations under this Agreement; (iii) the infringement or misappropriation by AzurRx or any of its Affiliates of any Third Party intellectual property rights; or (iv) the breach by AzurRx of any warranty, representation, covenant or agreement made by FWB in this Agreement, except in each case ((i) - (iv)), for those Losses for which FWB has an obligation to indemnify an AzurRx Indemnitee pursuant to Section 12.1, or (b) the successful enforcement of FWB’s rights under this Section 12.2; provided that if FWB asserts against AzurRx any claim for indemnification under this Section 12.2 and it is determined pursuant to Section 15.2 that AzurRx is not to be obligated to provide such indemnification under this Section 12.2, then FWB promptly shall reimburse AzurRx for all Losses incurred by AzurRx in defending such claim for indemnification.

Section 12.3  Indemnification Procedures.

12.3.1 Notice of Claim.  All indemnification claims in respect of a Party and its Indemnitees shall be made solely by such Party (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Article XII, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

12.3.2 Control of Defense.  At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified

Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party or its Indemnitees in respect of such Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s or its Indemnitees’ claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of such Third Party Claim any legal counsel selected by the indemnifying Party; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party or any of its Indemnitees in connection with such Third Party Claim. If the indemnifying Party assumes the defense of a Third Party Claim, except as provided in Section 12.3.3, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any of its Indemnitees in connection with the analysis, defense or settlement of such Third Party Claim unless the expenses were incurred by the Indemnified Party at the request of the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party or its Indemnitees from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

12.3.3 Right to Participate in Defense. Any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s sole cost and expense unless (a) the employment thereof has been specifically authorized by the indemnifying Party in advance in writing, (b) the indemnifying Party has notified the Indemnified Party is not going to assume or failed to assume the defense and employ counsel in accordance with Section 12.3.2 (in which case the Indemnified Party shall control the defense) or (c) the interests of the applicable Indemnitees and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

12.3.4 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the applicable Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the applicable Indemnitee in any manner or the admission or attribution of liability by or to the Indemnified Party or any Indemnitee and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the applicable Indemnitee hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 12.3.2, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the Indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided, further, that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

12.3.5 Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall and shall cause each Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to and reasonable retention by the Indemnified Party and Indemnitees of, records and information that are reasonably relevant to such Third Party Claim and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket expenses in connection therewith. Notwithstanding the foregoing, the Indemnified Party shall not be required to provide the tax returns or tax records of such Indemnified Party or its Affiliates unless and to the extent that the Indemnifying Party can reasonably demonstrate that such tax returns or tax records are essential to defending a Third Party Claim.

12.3.6 Expenses. Except as provided above, the reasonable costs and expenses, including reasonable fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

Section 12.4 Special, Indirect, Consequential and Other Losses. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO A BREACH OF Article X, Article XIV OR Article XI, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES, SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.4 LIMITS OR RESTRICTS THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY PURSUANT TO SECTION 12.1 AND SECTION 12.2 WITH RESPECT TO LOSSES PAYABLE TO THIRD PARTIES ASSERTING CLAIMS SUBJECT TO SUCH RIGHTS OR OBLIGATIONS.

Section 12.5 Insurance. Each Party shall, and shall cause its Affiliates to, have and maintain such types and amounts of liability insurance (or self-insurance) to cover liabilities related to its activities under this Agreement as is normal and customary in the pharmaceutical industry generally for Persons similarly situated, and shall upon request provide to the other Party evidence of its insurance coverage. Such policies shall remain in effect throughout the Term and for a period of three (3) years thereafter.

ARTICLE XIII.
TERM AND TERMINATION

Section 13.1  Term.

13.1.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the terms hereof, shall expire on the date of expiration of the last to expire Royalty Term with respect to a country in the Territory (for each such portion of the Territory, the “Term”).

13.1.2 Effect of Expiration of Royalty Term.

(a) After expiration of the Royalty Term (but not after early termination of this Agreement by (i) either Party pursuant to Section 13.2.1 or (ii) AzurRx pursuant to Section 13.2.2) with respect to any country within the Territory, with respect to any Product, AzurRx shall have a non-exclusive, fully-paid, perpetual, royalty-free right and irrevocable license, with the right to grant sublicenses through multiple tiers, under the FWB Background IP and Program IP to Exploit such Product in the Field in such country.

(b) For clarity, except if this Agreement is terminated by AzurRx pursuant to Section 13.2.1, the license granted to FWB under Section 8.2.1 shall survive any expiration of the Royalty Term.

Section 13.2 Termination by Either Party for Breach or Insolvency.

13.2.1 Breach. In the event that either Party (the “Breaching Party”) materially breaches this Agreement, in addition to any other right or remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement in its entirety by providing sixty (60) days’ prior written notice or (except as specified in the last sentence of this Section 13.2.1) by providing thirty (30) days’ prior written notice with respect to any breach of any payment obligation hereunder (the “Termination Notice Period”) to the Breaching Party specifying the nature of the breach and stating its intention to terminate this Agreement if such breach is not cured (the “Termination Notice”); provided that (i) the termination shall not become effective at the end of the Termination Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Termination Notice Period (or, if such breach (other than a payment breach) cannot be cured within the Termination Notice Period, if the Breaching Party commences actions to cure such breach within the Termination Notice Period and thereafter diligently continues such actions; provided further that such breach is cured within one (1) year after the receipt of the Termination Notice); (ii) in the event of a good faith dispute as to whether performance has been made by either Party pursuant to this Agreement, including any good faith dispute as to payments due under this Agreement (other than the payment required pursuant to Section 6.1), the relevant cure period with respect thereto will be tolled from the date the Breaching Party notifies the Non-Breaching Party of such good faith dispute and through the resolution of such dispute in accordance with the applicable provisions of this Agreement (provided, that if such dispute relates to payment, the cure period will only apply with respect to payment of disputed amounts, and not with respect to undisputed amounts); and (iii) it is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. For clarity, the Termination Notice Period with respect to any payment breach (other than under Section 6.1(a)(ii)) shall be thirty (30) days and the Breaching Party shall have the right to cure a payment breach only within the applicable Termination Notice Period, subject to the tolling provision of this Section 13.2.1; provided that the tolling provision of this Section 13.2.1 shall not apply to any breach of Section 6.1. There shall be no Termination Notice Period with respect to any payment breach under Section 6.1(a)(ii).

13.2.2 Voluntary Termination. AzurRx shall have the right to terminate this Agreement in its entirety at any time by providing sixty (60) days’ prior written notice to FWB.

13.2.3 Insolvency. Each of FWB and AzurRx may terminate this Agreement in its entirety immediately upon notice if an Insolvency Event occurs in relation to the other Party. In any event, when a Party first becomes aware of the likely occurrence of any Insolvency Event with respect to such Party, such Party shall promptly notify the other Party in sufficient time to give the other Party sufficient notice to protect such other Party’s interests under this Agreement.

13.2.4 Safety Reasons. AzurRx shall have the right to terminate this Agreement immediately upon written notice to FWB if AzurRx reasonably determines based upon additional information that become available or an analysis of the existing information at any time that the medical risk/benefit of the Product is so unfavorable that it would be incompatible with the welfare of patients to Develop or Commercialize or to continue to Develop or Commercialize the Product.

Section 13.3 Termination by FWB for Patent Challenge. Except to the extent the following is unenforceable under the Applicable Law of a particular jurisdiction where a Patent application within FWB’s Patents is pending or a Patent within FWB’s Patents is issued, if AzurRx, its Affiliates or Sublicensees initiates a Challenge or, other than as may be required under Applicable Law, materially induces or assists a Third Party in initiating or prosecuting a Challenge, FWB shall have the right to terminate this Agreement in its entirety effective upon thirty (30)-day written notice to AzurRx.

Section 13.4 Effect of Termination in Entirety. In the event this Agreement is terminated in its entirety for any reason, then:

13.4.1 All rights and licenses granted by each Party hereunder, other than the licenses granted in or stated to survive such termination under this Article XIII, shall immediately terminate, including, for clarity, any sublicenses granted pursuant to Section 8.1.2.

13.4.2 The license granted by AzurRx to FWB under Section 8.2.1 shall survive such termination, including any sublicenses granted pursuant to Section 8.2.2.

13.4.3 AzurRx shall transfer to FWB the entirety of AzurRx’s right, title and interest in and to the Program IP.

13.4.4 At FWB’s written request:

(a) With respect to any Clinical Trial being performed by or on behalf of AzurRx under any Development Plan as of the effective date of such termination, unless expressly prohibited by any Regulatory Authority, at FWB’s written request, AzurRx shall and hereby does, and shall cause its Affiliates to, at FWB’s discretion, (i) wind-down such Clinical Trial in an orderly fashion; or (ii) continue to conduct such Clinical Trial to completion, in each case (i) and (ii), in accordance with all Applicable Law and the applicable Development Plan.

(b) With respect to any Clinical Trial being performed by or on behalf of AzurRx under the Development Plan as of the effective date of such termination, at FWB’s written request, AzurRx shall and hereby does, and shall cause its Affiliates to, at FWB’s discretion, (i) unless expressly prohibited by any Regulatory Authority, transfer control to FWB (or its designee) of such Clinical Trial being conducted by or on behalf of AzurRx under the Development Plan or (ii) if such transfer is prohibited by any Regulatory Authority, AzurRx shall continue to conduct such Clinical Trial to completion, in each case (i) and (ii), in accordance with all Applicable Law and the Development Plan.

13.4.5 At FWB’s written request, AzurRx shall, and shall cause its Affiliates to, assign to FWB (and FWB shall assume all obligations under) any or all Third Party agreements for services or supplies used in connection with the Development, Manufacturing or Commercialization of any Product by or on behalf of AzurRx, including any contract research organization agreements, Clinical Trial agreements and contract manufacturing agreements, unless any such agreement expressly prohibits such assignment or also pertains to activities other than the Development, Manufacturing or Commercialization of such Product, in which case, AzurRx shall, and shall cause its Affiliates to, obtain for FWB substantially all of the practical benefit and burden under such agreement, including by (i) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to FWB and AzurRx (or such Affiliate) and (ii) subject to the consent and control of FWB, enforcing, at FWB’s cost and expense and for the account of FWB, any and all rights of AzurRx (or such Affiliate) against the other Party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

13.4.6 Upon completion pursuant or wind-down pursuant to Section 13.4.4 of the Clinical Trials ongoing as of the effective date of such termination, as soon as reasonably practical after the effective date of such termination AzurRx will provide to FWB, as applicable and to the extent permitted under any applicable Third Party contract (i) any Information, including copies of all Clinical Trial data and results, developed by or for the benefit of FWB relating to the Products and (ii) other documents to the extent relating to the Products that are necessary in the continued Exploitation of a Product (including material documents and agreements relating to the sourcing and Manufacture of a Product for sale, promotion, distribution, or use of such Product) throughout the Territory.

13.4.7 Upon request of FWB, AzurRx will and will cause its Affiliates and its Sublicensees to, (i) effective as of the effective date of termination, assign to FWB all of its rights, title, and interests in and to all INDs, Regulatory Approvals, and other Regulatory Materials for each Product in the Territory, to the extent allowed under Applicable Law and (ii) to the extent assignment pursuant to clause (i) is delayed or not permitted by the applicable Regulatory Authority, permit FWB, its Affiliates or licensees to cross-reference and rely upon any Regulatory Materials and Regulatory Approvals filed by AzurRx with respect to any Product. As soon as practicable after such transfer, AzurRx will take all steps necessary to transfer ownership of all such assigned Regulatory Materials and Regulatory Approvals to FWB, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with a copy to FWB) notifying such Regulatory Authority of the transfer of such ownership of each Regulatory Approval, including by making such filings as may be required with Regulatory Authorities and other Governmental Authorities in the Territory that may be necessary to record such assignment or effect such transfer.

13.4.8 If the Product is being Commercialized as of the effective date of termination, FWB shall either (i) acquire from AzurRx at cost all inventory of Product or (ii) grant AzurRx and its Affiliates a license to sell the remaining inventory of Product for a period of twelve (12) months from the effective date subject to payment of any royalties or other amounts due to FWB hereunder.

13.4.9 AzurRx shall use good faith efforts to transition on a seamless and timely basis to FWB of all Development and Commercialization activities and responsibilities for the Products under this Agreement. AzurRx shall provide such transitional services with respect to the Products as is reasonably requested by FWB to enable such seamless transition.

Section 13.5 Confidential Information. Upon expiration or termination of this Agreement in its entirety, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that a Party may keep one copy of such materials for legal archival purposes subject to continuing confidentiality obligations.

Section 13.6 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and otherwise will be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties agree that a Party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party to this Agreement under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party.

Section 13.7 Surviving Obligations.

Expiration or termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such expiration or termination. Such expiration or termination shall not relieve a Party from obligations that are expressly indicated to survive the expiration or termination of this Agreement. Without limiting the foregoing, Section 2.5, Section 3.4, Section 4.5, Section 5.3, Section 6.5, Section 6.9, Article X and Article XIII of this Agreement shall survive the expiration or termination of this Agreement for any reason.

ARTICLE XIV.
NON-COMPETITION

Section 14.1 Non-Competition.  During the Term, AzurRx shall not, and shall cause its controlled Affiliates not to, either directly or indirectly, Develop, use, market, sell, detail, promote, distribute, import or otherwise Commercialize any products containing niclosamide, other than the Product(s), in the Field in the Territory. A breach of this provision by AzurRx or any of its Affiliates shall be deemed to constitute a material breach of AzurRx’s obligations under this Agreement and FWB shall have the right to terminate this Agreement in its entirety pursuant to Section 13.2.1.

Section 14.2 Right of First Refusal. In the event that, on or before April 30, 2021, FWB seeks to outlicense, sell to or otherwise grant rights to a Third Party related to the Compound or any products containing niclosamide for use outside the Field to Develop or Commercialize the Product or a product containing niclosamide for use outside of the Field (including by way of a merger or sale of its outstanding equity) (or to enter into discussions with respect to any of the foregoing) (a “Trigger Event”), then in such instance, FWB shall provide to AzurRx written notice of such proposal, in reasonable detail (the “ROFR Notice”) and AzurRx shall have the right and option to negotiate with FWB with respect to a definitive agreement for the acquisition of FWB (by way of a merger or the acquisition of 100% of the outstanding equity of FWB, as determined by the Parties) (the “Acquisition”). If within fifteen (15) days of receipt of the ROFR Notice, AzurRx notifies FWB that it desires to enter into negotiations with respect to the Acquisition, then the Parties shall engage in good faith negotiations for a period of thirty (30) days to try and reach agreement on the terms of the Acquisition. In the event the Parties fail to reach agreement, then in such instance FWB shall be free to negotiate the Trigger Event transaction or any other transaction and this Right of First Refusal shall be of no further force or effect.

Section 14.3 Reformation. Each of the Parties acknowledges and agrees that (a) the above Section 14.1 has been negotiated by the Parties, (b) the geographical and time limitations on activities, are reasonable, valid and necessary in light of the circumstances pertaining to the Parties and necessary for the adequate protection of the Products, and (c) neither Party would have entered in this Agreement without the protection afforded it by Section 14.1. If, however, a court of competent jurisdiction determines that the restrictions set forth in Section 14.1 are too broad or otherwise unreasonable under Applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise the foregoing restrictions to include the maximum restrictions allowable under Applicable Law.

ARTICLE XV.
GOVERNING LAW; DISPUTE RESOLUTION

Section 15.1 Governing Law. This Agreement shall be governed by and construed and enforced under the substantive laws of the State of New York, without giving effect to any choice of law rules that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to this Agreement.

Section 15.2 Dispute Resolution.

15.2.1 Arbitration.

(a) In the event of any controversy or claim arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder (collectively, a “Dispute”), either Party shall be free to institute binding arbitration in accordance with this Section 15.2 upon written notice to the other Party (an “Arbitration Notice”) and seek such remedies as may be available. As used in this Section 15.2, the term “Excluded Claim” means a dispute, controversy or claim that concerns (i) the validity or infringement of a Patent, trademark or copyright; or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

(b) Upon receipt of an Arbitration Notice by a Party, the applicable Dispute shall be resolved by final and binding arbitration before a panel of three (3) experts with relevant industry experience (the “Arbitrators”). Each of AzurRx and FWB shall promptly appoint one (1) Arbitrator each, which selections shall in no event be made later than thirty (30) days after the notice of initiation of arbitration. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by AzurRx and the Arbitrator chosen by FWB, but in no event later than thirty (30) days after the date that the last of such Arbitrators was appointed. The arbitration shall be administered by the American Arbitration Association (“AAA”) (or its successor entity) in accordance with the then current Commercial Rules of the American Arbitration Association including the Procedures for Large, Complex Commercial Disputes (including the Optional Rules for Emergency Measures of Protection), except as modified in this Agreement (the “AAA Rules”). The arbitration shall be held in New York, New York and shall be conducted in the English language, and the Parties shall use reasonable efforts to expedite the arbitration if requested by either Party. The Arbitrators shall, within fifteen (15) days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in any court of competent jurisdiction. The Arbitrators shall be authorized to grant legal and equitable remedies that would be available in any judicial proceeding instituted to resolve a disputed matter under the substantive laws of New York, but shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

(c) Neither Party shall be required to produce documents or provide information reflecting communications between the Party and its attorney(s) for the purpose of seeking or providing legal advice or prepared by the Party or its attorney(s) (or retained experts or consultants) in anticipation of litigation or arbitration, the Parties will make their respective employees available for depositions and hearing testimony as reasonably requested by the other Party. Judgment on any arbitral award issued by the Arbitrators may be entered in any court having competent jurisdiction.

(d) The Parties may agree to additional appropriate restrictions or procedures that shall apply to any arbitration under this Section 15.2.

15.2.2 Arbitration Costs; Confidentiality. Each Party shall bear its own counsel fees, costs, and disbursements arising out of the dispute resolution procedures described in this Section 15.2, and shall pay an equal share of the fees and costs of the Arbitrators and all other general fees related to any arbitration described in Section 15.2; provided that the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees, costs and disbursements (including expert witness fees and expenses, photocopy charges, and travel expenses), or the fees and costs of the Arbitrators. Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding described in Section 15.2 is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of such pending arbitration proceeding. All arbitration proceedings and decisions of the Arbitrators under Section 15.2 shall be deemed Confidential Information of both Parties under Article X.

15.2.3 Excluded Claims. Either Party may initiate litigation in any court of competent jurisdiction to resolve any Excluded Claim.

ARTICLE XVI.
MISCELLANEOUS

Section 16.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, to the extent that such failure or delay is caused by an event of Force Majeure. “Force Majeure” means an event that is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labor dispute, war, acts of war (whether war be declared or not) riot, civil commotion, terrorist act, malicious damage, epidemic, pandemic quarantine, fire, flood, storm, or natural disaster. The non-performing Party shall promptly after the occurrence of the Force Majeure event give written notice to the other Party stating the nature of the Force Majeure event, its anticipated duration and any action being taken to avoid or minimize its effect. Any suspension of performance shall be of no greater scope and of no longer duration than is reasonably required and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform; provided, however, if the suspension of performance continues for sixty (60) days after the date of the occurrence and such failure to perform would constitute a material breach of this Agreement in the absence of such event of Force Majeure, the Parties shall meet and discuss in good faith an appropriate course of action.

Section 16.2 Successors and Assigns. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld). The Parties may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent as follows:

16.2.1 by AzurRx, in connection with the transfer or sale of all or substantially all of the business or assets of AzurRx relating to the Products to a Third Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise, provided that in the event of any such transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such transaction (if other than AzurRx) shall not be included in the technology licensed or assigned hereunder; or

16.2.2 by FWB in connection with a change of control of FWB.

16.2.3 by either Party, to an Affiliate, provided that if the entity to which this Agreement is assigned ceases to be an Affiliate of the assigning Party, the Agreement shall be automatically assigned back to the assigning Party or its successor.

The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties specified above, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 16.2. Any assignment not in accordance with this Section 16.2 shall be null and void and of no legal force or effect.

Section 16.3 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it shall not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Authority in accordance with Applicable Law.

Section 16.4 Independent Contractors. It is the express intention of FWB and AzurRx that each Party and its Affiliates perform its responsibilities under this Agreement as an independent contractor of the other Party. Nothing contained in this Agreement shall be construed to create a relationship of partners, principal and agent, employer and employee or joint venturers between FWB and AzurRx or their respective Affiliates or employees. Nothing contained in this Agreement and the Related Agreements shall be construed to create a “separate entity” or “business entity” within the meaning of the Code or the regulations thereunder and any foreign equivalents thereto. Neither Party, nor its Affiliates or employees, shall have the power or right to bind or obligate the other Party, without the other Party’s prior written consent to do so, nor shall either Party or its Affiliates or employees hold itself out as having such authority except as otherwise specified herein or in any Related Agreement.

Section 16.5 Delegation and Subcontracting of Obligations to Third Parties. AzurRx (and its Affiliates) shall have the right to subcontract its Development, Manufacturing and Commercialization obligations under this Agreement to one (1) or more Third Parties; provided that neither AzurRx (nor its Affiliates) may subcontract (a) the conduct of any Clinical Trial to any contract research organization, (b) the performance of any Commercialization activity or (c) any Manufacturing obligation to any Third Party manufacturer, except in each case as determined by the JSC pursuant to Section 2.5. AzurRx shall remain responsible for the management of its subcontractor, liable for the performance of such subcontractor and shall ensure that such subcontractor complies with the terms of this Agreement and the Related Agreements in the same manner and to the same extent as if such activity were performed directly by AzurRx and any action or omission of such subcontractor shall be deemed an action or omission of AzurRx for all purposes of this Agreement and the Related Agreements. All compensation, reimbursement of costs and other payments to be made to any such Third Party subcontractor shall be determined solely by AzurRx and such Third Party subcontractor.

Section 16.6 Compliance with Applicable Law. Each of the Parties shall, and shall cause its Affiliates to, in all respects, comply with all Applicable Law in Developing and Commercializing the Products in the Field in the Territory and performing its other obligations under this Agreement, including the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); the FFDCA; the Public Health Service Act, as amended; the Prescription Drug Marketing Act of 1987, as amended; the Federal Health Care Program Anti-Kickback Law (42 U.S.C. §§ 1320a-7b), as amended; the Health Insurance Portability and Accountability Act of 1996, as amended; the FDA Guidance for Industry-Supported Scientific and Educational Activities; all federal, state and local “fraud and abuse,” consumer protection and false claims statutes and regulations, including the Medicare and State Health Programs Anti-Fraud and Abuse Amendments of the Social Security Act and the “Safe Harbor Regulations” found at 42 C.F.R. §1001.952 et seq.; the Office of the Inspector General’s Compliance Guidance Program, 42 U.S.C. 1320a-7h and its implementing regulations (also known as the National Physician Payment Transparency Program and the Open Payments Program) (“Sunshine Act”); and all foreign equivalents in the Territory of any of the foregoing; provided that with respect to the Sunshine Act, each Party shall be responsible for reporting in connection with payments or other transfers of value actually made by such Party or its Affiliates, and each Party shall use Commercially Reasonable Efforts to cooperate with the other Party to coordinate such disclosure.  Each Party represents and warrants to the other Party that, as of the Effective Date, such Party and its Affiliates have adequate procedures in place to support their compliance with the FCPA. Each Party and its Affiliates shall maintain such procedures throughout the Term and shall promptly notify the other Party in writing with respect to any material non-compliance with any Applicable Law regarding the Development or Commercialization of the Products in the Field in the Territory or the performance of its other obligations under this Agreement. In addition, each of the Parties shall, and shall cause its Affiliates to, comply with the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals, as hereafter amended from time to time; and the standards set forth by the Accreditation Council for Continuing Medical Education relating to educating the medical community in the Territory, in Developing and Commercializing the Products in the Field in the Territory and performing its other obligations under this Agreement.

Section 16.7 Additional Covenants. Without limiting the foregoing:

16.7.1 Neither AzurRx or FWB nor any of their Affiliates or Sublicensees has made or will make, directly or indirectly, any offer, payment, promise to pay, loan, or gift of anything of value to a Government Official (defined below), to an immediate relative of a Government Official, or to any other person while knowing or having reasons to suspect that any part of such offer, payment, loan or gift will be given or promised to a Government Official, for the purpose of obtaining or retaining business on behalf of or for the benefit of AzurRx or FWB or any of their Affiliates, or where the offer, payment, loan or gift of which would violate any Applicable Law, including Anti-Corruption Laws, in each case with respect to activities under this Agreement. As used in this Section 16.7, “Government Official” means: (i) any official, employee, agent, advisor or consultant of a non-U.S. government or any federal, regional or local department, agency, state-owned enterprise or corporation or any other instrumentality thereof; (ii) any official or employee or agent of a public international organization; or (iii) any official or employee or agent of a political party or candidate for political office.

16.7.2 An officer of AzurRx shall, on the date hereof, and on each anniversary of the date hereof, deliver to FWB an annual certification of Anti-Bribery and Corruption compliance substantially similar to the certificate attached hereto as Schedule 16.7.2.

16.7.3 Upon reasonable prior written notice and for reasonable good cause (including the failure to timely provide all required certifications in accordance with Section 16.7.2), each Party or their designated agents shall be permitted access to all books and records of the other Party reasonably related to compliance with this Section 16.7.3 any payment made in connection with such Party’s under this Agreement, including for the purpose of auditing such books and records, all at the expense of the Party performing the audit.

16.7.4 Each Party shall comply with the other Party’s reasonable requests for information related to evaluating their compliance with the provisions of this Section 16.7.4 (including without limitation completing forms provided by the other Party).

Section 16.8 Amendment. Any amendment, change, supplement to or other variation of this Agreement shall be valid only if made in writing, mutually agreed to by the Parties and duly executed by authorized representatives of both Parties.

Section 16.9 Notices.

16.9.1 Requirements. All notices under or in connection with this Agreement shall be in writing (which requirement shall also be deemed fulfilled by a facsimile transmission, but not exclusively via electronic communication or electronic transmission), shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 16.9.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 16.9.1. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 16.9.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

16.9.2 Address for Notice.

If to FWB, to:
First Wave Bio, Inc.
P.O. Box 7805
Ann Arbor, MI 48107
Attn: Gary Glick, President & CEO
Email: gary@firstwavebio.com

If to AzurRx, to:
AzurRx Biopharma, Inc.
1615 South Congress Avenue
Suite 103
Delray Beach FL. 33445
Attn. James Sapirstein, CEO
Email: jsapirstein@azurrx.com

Section 16.10 Entire Agreement. This Agreement and the Related Agreements, together with the Schedules, Exhibits and Appendices attached hereto and thereto, set forth and constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby and thereby, including that certain Confidential Disclosure Agreement between AzurRx and FWB, effective as of May 13. 2020. Except for the Related Agreements, there are no ancillary or side agreements, whether written, oral, or otherwise. Each Party confirms that in entering into this Agreement it is not relying on any representations or warranties of the other Party, except as specifically set forth in this Agreement.

Section 16.11 Interpretation. This Agreement shall be construed and interpreted in accordance with the following rules except as expressly otherwise provided herein and except as the context otherwise requires:

16.11.1 Wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. In the case of a defined term, any grammatical form thereof shall have a corresponding meaning. The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

16.11.2 Unless specifically stated otherwise, any reference (a) to any Section, Article or Exhibit shall be references to such Section or Article of or Exhibit to this Agreement, (b) in any Section to any clause shall be a reference to such clause of such Section and (c) to any agreement, instrument, or other document in this Agreement shall refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

16.11.3 A reference to a law, ruling, agreement or other legal instrument shall include all changes, amendments or supplements to such law, agreement or other legal instrument regardless of whether such change, amendment or supplement has occurred prior to, on or after the Effective Date.

16.11.4 In the event of any inconsistency between a Related Agreement and this Agreement, the terms of this Agreement shall govern unless such Related Agreement specifically references a Section of this Agreement and expressly states that such Section is intended to be amended by such Related Agreement.

16.11.5 This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

Section 16.12 Severability. In the event that any provision of this Agreement is held to be invalid, illegal or unenforceable, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby and (c) in lieu of such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Agreement a valid, legal and enforceable provision that (x) achieves, to the maximum extent possible, the Parties’ original intent and commercial objectives and (y) is reasonably acceptable to the Parties. It is understood that in any case where a provision is void or unenforceable only in some respects (e.g., only with respect to certain countries) such provision shall continue to be applied in all other respects. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

Section 16.13 Waivers. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver (a) shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition and (b) in any one instance shall be construed to be a waiver of such term or provision or any other term or provision in any other instance. All rights, remedies, undertakings and obligations contained herein shall be cumulative, and none of them shall be construed to be a limitation of any other right, remedy, undertaking or obligation.

Section 16.14 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Article X and Article XIV are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. Nothing in this Section 16.14 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

Section 16.15 Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

Section 16.16 Counterparts. This Agreement may be executed in any number of counterparts and on a separate counterpart by each Party. Each of such counterparts shall, when executed, be deemed to be an original hereof, and all such counterparts together shall be deemed to constitute one and the same document. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

Section 16.17 No Third Party Beneficiaries. It is acknowledged and mutually agreed that no provision of this Agreement shall be for the benefit of, or shall be enforceable by, any Third Party, including any creditor of either Party.

Section 16.18 Costs. Except as otherwise set forth herein, each Party shall bear its own costs and expenses in connection with the preparation, execution and implementation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

FIRST WAVE BIO INC.		AZURRX BIOPHARMA INC.
By:	/s/ Gary Glick	By:	/s/ James Sapirstein
Name:	Gary Glick	Name:	James Sapirstein
Title:	President & Chief Executive Officer	Title:	Chief Executive Officer

EXHIBIT 1.14

AzurRx Background Patents as of the Effective Date

None.

EXHIBIT 1.33

Compound

1.  Enema formulation
2.  Immediate release formulation

EXHIBIT 1.60
FWB Background Patents as of the Effective Date

Matterid	Title	Filed	Appln	Publ Date	Publ. No.	Issue	Patent No.	Country	Inventors	Status
42152-0002001	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	15/255,102	3/2/2017	US-2017-0056347-A1	5/21/2019	10,292,951	UNITED STATES	Gary D. Glick, Luigi Franchi, GIancarlo Santus	ISSUED
42152-0002002	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	10/29/2018	16/173,667	10/3/2019	US-2019-0298670-A1	9/15/2020	10,772,854	UNITED STATES	Gary D. Glick, Luigi Franchi, GIancarlo Santus	ISSUED
42152-0002003	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	1/9/2020	16/738,618	5/14/2020	US-2020-0147012-A1	8/18/2020	10,744,103	UNITED STATES	Gary D. Glick, Luigi Franchi	ISSUED
42152-0002004	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	1/9/2020	16/738,695	5/14/2020	US-2020-0147013-A1	10/13/2020	10,799,468	UNITED STATES	Gary D. Glick, Luigi Franchi	ISSUED
42152-0002005	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSE	2/28/2020	16/805,245	6/25/2020	US-2020-0197339-A1			UNITED STATES	Gary D. Glick, Luigi Franchi	ALLOWED
42152-0002006	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSE	2/28/2020	16/805,393	6/25/2020	US-2020-0197340-A1			UNITED STATES	Gary D. Glick, Luigi Franchi	ALLOWED
42152-0002007	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	5/11/2020	16/871,717	8/27/2020	US-2020-0268694-A1	12/1/2020	10,849,867	UNITED STATES	Gary D. Glick, Luigi Franchi	ISSUED
42152-0002008	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	5/13/2020	15/931,320	9/3/2020	US-2020-0276140-A1			UNITED STATES	Gary D. Glick, Luigi Franchi	PUBLISHED
42152-0002AP1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	AP/P/2018/010627					ARIPO	Gary D. Glick, Luigi Franchi	PENDING

Matterid	Title	Filed	Appln	Publ Date	Publ. No.	Issue	Patent No.	Country	Inventors	Status
42152-0002AU1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	2016315852			AUSTRALIA	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002BR1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	BR112018004069-0	10/2/2018	BR112018004069-0	BRAZIL	Gary D. Glick, Luigi Franchi	PUBLISHED
42152-0002CA1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	2997136			CANADA	Gary D. Glick, Luigi Franchi	PENDING
42152-0002CL1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	2018-00559	8/17/2018		CHILE	Gary D. Glick, Luigi Franchi	PUBLISHED
42152-0002CN1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	201680063216.X	4/2/2019	109562137	CHINA	Gary D. Glick, Luigi Franchi	PUBLISHED
42152-0002CO1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	NC2018/0003465	8/31/2018		COLOMBIA	Gary D. Glick, Luigi Franchi	PUBLISHED
42152-0002CR1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	2018-185			COSTA RICA	Gary D. Glick, Luigi Franchi	PENDING
42152-0002CR2	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	2020-575			COSTA RICA	Gary D. Glick, Luigi Franchi	PENDING
42152-0002DZ1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	180161			ALGERIA	Gary D. Glick, Luigi Franchi	PENDING

Matterid	Title	Filed	Appln	Publ Date	Publ. No.	Issue	Patent No.	Country	Inventors	Status
42152-0002EA1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	201890618	10/31/2018	201890618	EURASIA	Gary D. Glick, Luigi Franchi	PUBLISHED
42152-0002EG1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	355/2018			EGYPT	Gary D. Glick, Luigi Franchi	PENDING
42152-0002EP1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	16843029.6	7/11/2018	3344274	EUROPEAN PATENT CONVENTION	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PUBLISHED
42152-0002HK1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	19100425.4	11/1/2019	1258048A	HONG KONG	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PUBLISHED
42152-0002ID1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	PID201802181	10/12/2018	2018/11182	INDONESIA	Gary D. Glick, Luigi Franchi	PUBLISHED
42152-0002ID2	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	P00202007634			INDONESIA	Gary D. Glick, Luigi Franchi	PENDING
42152-0002IL1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	257801			ISRAEL	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002IN1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	201837009430			INDIA	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002JP1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	2018-530676	10/11/2018	2018-529762	JAPAN	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PUBLISHED

Matterid	Title	Filed	Appln	Publ Date	Publ. No.	Issue	Patent No.	Country	Inventors	Status
42152-0002KR1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	10-2018-7009287			SOUTH KOREA	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002LY1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	5308/2018			LIBYA	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002MA1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	PV/42207			MOROCCO	Gary D. Glick, Luigi Franchi	ABANDONED
42152-0002MA2	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	48155			MOROCCO	Gary D. Glick, Luigi Franchi	PENDING
42152-0002MX1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	MX/a/2018/002586			MEXICO	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002MY1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	PI2018000306			MALAYSIA	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002NZ1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	740372			NEW ZEALAND	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002P01	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2015	62/213,016			UNITED STATES	Gary D. Glick, Luigi Franchi	EXPIRED
42152-0002P02	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	10/14/2015	62/241,508			UNITED STATES	Gary D. Glick, Luigi Franchi	EXPIRED
42152-0002PA1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	92022	7/18/2019	367	PANAMA	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PUBLISHED

Matterid	Title	Filed	Appln	Publ Date	Publ. No.	Issue	Patent No.	Country	Inventors	Status
42152-0002PE1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	000333-2018/DIN	8/7/2018	000333-2018/DIN			PERU	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PUBLISHED
42152-0002PH1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	1-2018-500448					PHILIPPINES	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002SG1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	11201801672S					SINGAPORE	Gary D. Glick, Luigi Franchi, GIancarlo Santus	ALLOWED
42152-0002SG2	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	10201914118S	2/27/2020	10201914118S			SINGAPORE	Gary D. Glick, Luigi Franchi	PUBLISHED
42152-0002TH1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	1801001322					THAILAND	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002TN1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	TN2018/0069	7/8/2019	TN2018/0069	9/10/2019	25982	TUNISIA	Gary D. Glick, Luigi Franchi	ISSUED
42152-0002UA1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	a 2018 02287					UKRAINE	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002VN1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	1-2018-01351	10/25/2018	59684			VIET NAM	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PUBLISHED
42152-0002WO1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	PCT/US2016/050012	3/9/2017	WO 2017/040864			WIPO	Gary D. Glick, Luigi Franchi	NAT PHASE

Matterid	Title	Filed	Appln	Publ Date	Publ. No.	Issue	Patent No.	Country	Inventors	Status
42152-0002ZA1	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	2018/02084					SOUTH AFRICA	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
42152-0002ZA2	METHODS AND COMPOSITIONS FOR TREATING CONDITIONS ASSOCIATED WITH AN ABNORMAL INFLAMMATORY RESPONSES	9/1/2016	UNKNOWN					SOUTH AFRICA	Gary D. Glick, Luigi Franchi, GIancarlo Santus	PENDING
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EXHIBIT 2.1

JSC Representatives

AzurRx Representatives

James Sapirstein
Jim Pennington

First Wave Bio Representatives

Gary Glick
Tony Opipari

EXHIBIT 3.4.2

Form of Development Activities Report

1.
ICI-AC
2.
COVID

Description	Goal	Projected Timeline (Date/Time)	Current Status
Clinical Trial Phase
IND Application Status
Clinical Research Organization (CRO)
# Patients
Study Design/Dosing Regimen
Drug Product
# Sites/ Countries
Enrollment Status Expected to Date/Actual
Primary Endpoint
Secondary Endpoints
Exploratory Endpoints
Inclusion Criteria

Exclusion Criteria
Projected First Subject Enrolled Date
Projected Last Subject Enrolled Date
Projected Last Subject Last Visit
Database Lock
Topline Data
Clinical Study Report (CSR)

Other information:

EXHIBIT 7.1.2

Form of Manufacturing Report

1.
ICI-AC
2.
COVID

Description	Goal	Projected Timeline (Date/Time)	Current Status
Clinical Trial Phase
Formulation Development
IMP Manufacturing
Clinical Supply
Stability

Vendor Audits
Commercial Readiness

Other information:

EXHIBIT 10.4

Press Release

EXHIBIT 11.2.8

Known Researchers Working in the Field as of the Effective Date

[***]